UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Medicine Man Technologies, Inc.

(Name of Registrant as Specified in Its Charter)

_______________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

MEDICINE MAN TECHNOLOGIES, INC. d/b/a SCHWAZZE

4880 Havana Street, Suite 201

Denver, Colorado 80239

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held June 22, 2023

To the Stockholders of Medicine Man Technologies, Inc.:

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Medicine Man Technologies, Inc., a Nevada corporation doing business as Schwazze (the “Company”), will be held at 9 a.m. local time on June 22, 2023, or such later date or dates as such Annual Meeting may be postponed or adjourned, at 4880 Havana Street, Suite 201, Denver CO 80239 for the purpose of considering and taking action on the following proposals:

●	To elect four Class B directors to hold office for a term of two years, or until their respective successors have been duly elected and qualified;
●	To ratify the appointment of BF Borgers, CPA P.C. as our independent public accountant for the fiscal year ending December 31, 2023;
●	To consider and act upon an advisory, non-binding vote on the compensation of the Company’s named executive officers, as disclosed in this proxy statement;
●	To consider and act upon an advisory, non-binding vote on the frequency (every one, two, or three years) that the Company will hold an advisory stockholder vote to approve the compensation of the Company’s named executive officers; and
●	To transact any other business properly brought before the meeting or any adjournment or postponement thereof.

The foregoing business items are more fully described in the following pages, which are made part of this notice.

The Company’s Board of Directors recommends that you vote as follows:

●	“FOR” for the election of each of Justin Dye, Nirup Krishnamurthy, Pratap Mukharji, and Marc Rubin as Class B directors;
●	“FOR” ratification of the selection of BF Borgers, CPA P.C. as our independent public accountant for the fiscal year ending December 31, 2023;
●	“FOR” the non-binding, advisory vote to approve the compensation of the Company’s named executive officers as disclosed in this proxy statement; and
●	“ONE YEAR” for the frequency of future non-binding, advisory votes to approve the compensation of the Company’s named executive officers.

The Board does not know of any other matters which will be presented for action at the meeting, but the persons named in the proxy intend to vote or act with respect to any other proposal which may be properly presented for action according to their best judgment in light of the conditions then prevailing.

The Company’s Board of Directors has fixed the close of business on April 24, 2023 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. You may vote if you were the record owner of the Company’s common stock or Series A Cumulative Convertible Preferred Stock at the close of business on the Record Date.

As of the Record Date, there were 55,561,244 shares of common stock and 86,050 shares of Series A Cumulative Convertible Preferred Stock outstanding and entitled to vote. The shares of Series A Preferred Stock outstanding as of the

Record Date are entitled to cast an aggregate of 86,038,293 votes. A list of stockholders of record will be available at the Annual Meeting and, during the 10 days before the Annual Meeting, at the office of the Secretary of the Company at 4880 Havana Street, Suite 201, Denver, CO 80239.

This year, we have elected to provide access to our proxy materials over the Internet under the SEC’s “notice and access” rules. Accordingly, we are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to many of our stockholders instead of paper copies of our proxy statement and 2022 Annual Report. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2022 Annual Report, and proxy card.

All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card, or respond via Internet or telephone, as soon as possible in accordance with the instructions on the proxy card and the Notice. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

These proxy materials are also available via the Internet at www.proxyvote.com. You are encouraged to read the proxy materials carefully in their entirety and submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions.

Dated: May 1, 2023	By Order of the Board of Directors of Medicine Man Technologies, Inc. d/b/a Schwazze

Sincerely,

Justin Dye
Chief Executive Officer and
Executive Chairman of the Board

YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT

Your vote is important. Please vote as promptly as possible even if you plan to attend the Annual Meeting.

For information on how to vote your shares, please see the Notice and instruction from your broker or other fiduciary, as applicable, as well as “General Information About the Annual Meeting” in the proxy statement accompanying this notice.

We encourage you to vote by completing, signing, and dating the proxy card, and returning it in the enclosed envelope, or submitting your vote via the Internet.

If you have questions about voting your shares, please contact our Corporate Secretary at Medicine Man Technologies, Inc., at 4880 Havana Street, Suite 201, Denver, CO 80239, telephone number (303) 371-0387.

If you decide to change your vote, you may revoke your proxy in the manner described in the attached proxy statement at any time before it is voted.

We urge you to review the accompanying materials carefully and to vote as promptly as possible.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

The Notice, this Proxy Statement and our 2022 Annual Report are available at: www.proxyvote.com.

i

MEDICINE MAN TECHNOLOGIES, INC. d/b/a SCHWAZZE

4880 Havana Street, Suite 201

Denver, Colorado 80239

PROXY STATEMENT

2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 22, 2023

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement, along with the accompanying notice of the 2023 Annual Meeting of Stockholders (the “Notice”), contains information about the 2023 Annual Meeting of Stockholders of the Company, including any adjournments or postponements thereof (the “Annual Meeting”). We are holding the Annual Meeting at 9:00 a.m. local time on June 22, 2023, at 4880 Havana Street, Suite 201, Denver CO 80239, or such later date or dates as such Annual Meeting date may be adjourned or postponed. For directions to the meeting, please call (303) 371-0387.

This proxy statement has been prepared by the Company’s management and it solicits proxies by and on behalf of the Company’s Board of Directors (the “Board of Directors” or the “Board”).

This proxy statement and the other proxy materials for the Annual Meeting are available via the Internet at www.proxyvote.com. You are encouraged to read the proxy materials carefully, and in their entirety, and submit your proxy as soon as possible to ensure that your vote is recorded. You have a choice of submitting your proxy by Internet, by telephone or by mail, and the Notice and the proxy card provides instructions (and access number) for each option. Even if you plan to attend the Annual Meeting, you are encouraged to submit your vote promptly.

In this proxy statement, we refer to Medicine Man Technologies, Inc., doing business as Schwazze, as the “Company,” “we,” “us” or “our.”

We are mailing the Notice and/or this proxy statement, as applicable, beginning on or about May 1, 2023.

Why Did You Send Me This Proxy Statement?

The Board of Directors is soliciting proxies, in the accompanying form, to be used at the Annual Meeting and any adjournments or postponements thereof. This proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the Annual Meeting and the information you need to know to vote at the Annual Meeting. At the Annual Meeting, you will be asked to vote on the following proposals:

1)	To elect each of Justin Dye, Nirup Krishnamurthy, Pratap Mukharji, and Marc Rubin as Class B directors to hold office for a term of two years, or until their respective successors have been duly elected and qualified;
2)	To ratify the appointment of BF Borgers, CPA P.C. as our independent public accountant for the fiscal year ending December 31, 2023;
3)	To consider and act upon an advisory, non-binding vote on the compensation of the Company’s named executive officers as disclosed in this proxy statement (the “Say-on-Pay Proposal”);

4)	To consider and act upon an advisory, non-binding vote on the frequency (every one, two, or three years) that the Company will hold an advisory stockholder vote to approve the compensation of the Company’s named executive officers (the “Say-on-Frequency Proposal”); and
5)	To transact any other business properly brought before the meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, this Proxy Statement and our 2022 Annual Report are available at www.proxyvote.com.

The following documents are being made available to all stockholders entitled to notice of and to vote at the Annual Meeting:

1)	This proxy statement.
2)	The accompanying proxy.
3)	Our 2022 Annual Report.

The 2022 Annual Report includes our financial statements for the fiscal year ended December 31, 2022 but is not a part of this proxy statement. You can also find a copy of our 2022 Annual Report on Form 10-K on the Internet through the Securities and Exchange Commission’s (“SEC”) electronic data system called EDGAR at www.sec.gov/edgar or through the “SEC Filings” section of our website at https://ir.schwazze.com/sec-filings/all-sec-filings.

Who Can Vote?

Stockholders who owned shares of our common stock or shares of our Series A Cumulative Convertible Preferred Stock (the “Series A Preferred Stock”) at the close of business on April 24, 2023 (the “Record Date”), are entitled to vote at the Annual Meeting. Holders of our common stock and Series A Preferred Stock vote together as a single class.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies received in time for the Annual Meeting and not revoked prior to the Annual Meeting will be voted at the Annual Meeting. A stockholder may revoke a proxy before the proxy is voted by following the instructions included below under “May I Change or Revoke My Proxy?”

How Many Votes Do I Have?

Each share of common stock that you own entitles you to one vote. Each share of Series A Preferred Stock that you own entitles you to cast a number of votes equal to the number of whole shares of common stock into which the share of Series A Preferred Stock would convert into as of the Record Date as if such share of Series A Preferred Stock were convertible as of such date. Each share of Series A Preferred Stock is convertible into the number of share(s) of common stock determined by dividing (i) the Series A Preferred Stock preference amount (which includes accrued dividends) plus the pro rata portion of the amount of the next dividend for the period between the previous dividend payment date and the date of determination, by (ii) $1.20.

As of the Record Date, there were 55,561,244 shares of common stock and 86,050 shares of Series A Preferred Stock outstanding and entitled to vote. The shares of Series A Preferred Stock outstanding as of the Record Date are entitled to cast an aggregate of 86,038,293 votes. 219,848 shares of common stock that are held in escrow under the applicable acquisition agreements entered into with certain sellers and 944 shares of Series A Preferred Stock that are held in escrow under the asset purchase agreements entered into with certain sellers in connection with our acquisition of 13 retail dispensaries and a cultivation facility branded under the Star Buds banner (such sellers, the “Star Buds Companies”) are not outstanding as of the Record Date nor entitled to vote at the Annual Meeting.

How Do I Vote?

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director, and how your shares should be voted with respect to each of the other proposals. Except as set forth below, if you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Globex Transfer, LLC, you may vote:

●	By mail. Complete and mail the proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card, but do not specify how you want your shares voted, they will be voted as recommended by the Board.
●	By Internet. At www.proxyvote.com by following the instructions provided in the Notice.
●	In person at the meeting. If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

●	By Internet or by telephone. Follow the instructions you receive from your bank, broker or other nominee to vote by Internet or telephone.
●	By mail. You will receive instructions from your bank, broker or other nominee explaining how to vote your shares.
●	In person at the meeting. Contact the bank, broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to attend the Annual Meeting unless you have a proxy card from your bank, broker or other nominee.

How Does the Board Recommend That I Vote On the Proposals?

The Board recommends that you vote as follows:

●	“FOR” for the election of each of Justin Dye, Nirup Krishnamurthy, Pratap Mukharji, and Marc Rubin as Class B directors;
●	“FOR” ratification of the selection of BF Borgers, CPA P.C. as our independent public accountant for the fiscal year ending December 31, 2023;
●	“FOR” the non-binding, advisory vote to approve the compensation of the Company’s named executive officers as disclosed in this proxy statement; and
●	“ONE YEAR” for the frequency of future non-binding, advisory votes to approve the compensation of the Company’s named executive officers.

If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her judgment if permitted by applicable law. As of the date of this proxy statement, we are not aware of any other matters that need to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

●	signing a new proxy card bearing a later date and submitting it as instructed above, re-voting via telephone as instructed above, or re-voting via the Internet by following the instructions in the Notice;
●	if your shares are held in street name, re-voting by Internet or by telephone as instructed above – only your latest Internet or telephone vote will be counted;
●	if your shares are registered in your name, notifying the Company’s Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy; or
●	attending the Annual Meeting and voting in person. Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What If I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock or Series A Preferred Stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above or on the proxy card for each account to ensure that all of your shares are voted.

Will My Shares Be Voted If I Do Not Return My Proxy Card?

If your shares are registered in your name, they will not be voted if you do not return your proxy card by mail or vote at the Annual Meeting as described above under “How Do I Vote?” If your bank, broker or other nominee cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter, or because your bank, broker or other nominee chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.” The New York Stock Exchange (“NYSE”) has rules that govern bank, broker or other nominee who have record ownership of listed company stock (including stock such as ours that is quoted on the OTCQX) held in brokerage accounts for their clients who beneficially own the shares. Under these rules, bank, broker or other nominee who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“routine matters”), but do not have the discretion to vote uninstructed shares as to certain other matters (“non-routine matters”). Under NYSE interpretations, Proposal No. 1 (election of directors), Proposal No. 3 (advisory vote on the compensation of the Company’s named executive officers) and Proposal No. 4 (advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers) are not considered routine matters, and Proposal No. 2 (ratification of our independent public accountant) is considered a routine matter. If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee has the authority, even if it does not receive instructions from you, to vote your unvoted shares for Proposal No. 2 (ratification of our independent public accountant) but does not have authority to vote your unvoted shares for Proposal No. 1 (election of directors), Proposal No. 3 (advisory vote on the compensation of the Company’s named executive officers) and Proposal No. 4 (advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers). We encourage you to provide voting instructions. This ensures your shares will be voted at the Annual Meeting in the manner you desire.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company will use the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, the Company is sending a Notice to the Company’s stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the complete proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and the cost to the Company associated with the physical printing and mailing of materials.

How can I get electronic access to the proxy materials?

The Notice explains how to:

●	view the Company’s proxy materials for the Annual Meeting on the Internet; and

●	instruct the Company to send future proxy materials to you by email.

The Company’s proxy materials are also available on the Company’s website at www.ir.schwazze.com.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Class B Directors
Proposal No. 1: Election of Justin Dye, Nirup Krishnamurthy, Pratap Mukharji, and Marc Rubin as Class B Directors

The affirmative vote of a majority of the shares present and entitled to vote at a meeting of stockholders at which a quorum is present is necessary to elect each of Justin Dye, Nirup Krishnamurthy, Pratap Mukharji, and Marc Rubin as Class B directors to hold office for a term of two years, or until their respective successors have been duly elected and qualified, with the holders of our common stock and the holders of our Series A Preferred Stock (which vote on an as-converted-to-common-stock basis) voting together as a single class. You may vote FOR or AGAINST any of the nominees or ABSTAIN from voting on any of the nominees. Abstentions with respect to a nominee will have the same effect as a vote AGAINST such nominee. Banks, brokers or other nominees do not have authority to vote customers’ unvoted shares held by them in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Broker non-votes with respect to any of the nominees will have the effect of a vote AGAINST that nominee.

Proposal No. 2: Ratification of the Appointment of BF Borgers, CPA P.C. as our Independent Public Accountant for the Fiscal Year Ending December 31, 2023

The affirmative vote of a majority of the shares of stock present and entitled to vote at a meeting of stockholders at which a quorum is present is necessary to ratify the appointment of BF Borgers, CPA P.C. as our independent public accountant for the fiscal year ending December 31, 2023, with the holders of our common stock and the holders of our Series A Preferred Stock (which vote on an as-converted-to-common-stock basis) voting together as a single class. You may vote FOR or AGAINST this proposal or ABSTAIN from voting on this proposal. Abstentions will have the same effect as a vote AGAINST this proposal. Banks, brokers or other nominees have authority to vote customers’ unvoted shares held by them in street name on accountant ratification proposals. If a bank, broker or other nominee does not exercise this authority, it will result in broker non-votes and such broker non-votes will have the same effect as a vote AGAINST this proposal. We are seeking the approval of our stockholders to ratify the appointment of the Company’s independent accountant in an effort to maintain sound corporate governance practices. If our stockholders do not ratify the appointment of BF Borgers, CPA P.C. as the Company’s independent public accountant for the fiscal year ending December 31, 2023, the Audit Committee of the Board may reconsider its appointment based upon such feedback but is not required to do so.

Proposal No. 3: Advisory, non-binding vote to approve the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement

The affirmative vote of a majority of the shares of stock present and entitled to vote at a meeting of the stockholders at which quorum is present is necessary to approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this proxy statement, with the holders of our common stock and the holders of our Series A Preferred Stock (which vote on an as-converted-to-common-stock basis) voting together as a single class. You may vote FOR or AGAINST this proposal or ABSTAIN from voting on this proposal. Abstentions will have the same effect as a vote AGAINST this proposal. Banks, brokers, or other nominees do not have authority to vote customers’ unvoted shares held by them in street name for this proposal. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Broker non-votes with respect to this proposal will have the effect of a vote AGAINST this proposal. Although this proposal is an advisory vote, and not binding on the Company or the Board, the Compensation Committee, which is composed solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to the Company’s executive officers, will carefully consider the stockholder vote on this matter, along with other expressions of stockholder views it receives on specific policies and desirable actions. If there are significant number of unfavorable votes, we will seek to understand the concerns that influenced the vote and address them in making future decisions affecting the executive compensation program.

Proposal No. 4: Advisory, non-binding vote on the frequency that the Company will hold an advisory stockholder vote to approve the compensation of the Company’s named executive officers

The affirmative vote of a majority of the shares of stock present and entitled to vote at a meeting of the stockholders at which quorum is present is necessary to approve, on a non-binding, advisory basis, the frequency of future advisory votes to approve the compensation of the Company’s named executive officers, with the holders of our common stock and the holders of our Series A Preferred Stock (which vote on an as-converted-to-common-stock basis) voting together as a single class. You may vote for “One Year”, “Two Years”, or “Three Years” or “Abstain” from voting with respect to this proposal. You are not voting to approve or disapprove the Board’s recommendation of “One Year” for this proposal. Abstentions will have the effect of a vote against this proposal. Banks, brokers, or other nominees do not have authority to vote customers’ unvoted shares held by them in street name for this proposal. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Broker non-votes with respect to this proposal will have the effect of a vote against this proposal. While this advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers is not binding on the Company, the Board, or the Compensation Committee, we value the opinions of our stockholders. Accordingly, the Board and Compensation Committee will consider the outcome of this advisory vote when considering how frequently a “Say-on-Pay” vote will be presented to the stockholders. If no frequency receives the foregoing vote, then the Board will consider, the option that receives the highest number of votes cast to be the frequency recommended by the stockholders.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person, by means of electronic communication, or by proxy, of a majority of the aggregate number of shares of each class of capital stock outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Householding of Annual Disclosure Documents

Certain stockholders who share the same address may receive a single mailing of the Notice or other proxy materials in accordance with a notice delivered from such stockholder’s bank, broker or other holder of record, unless the applicable bank, broker or other holder of record received contrary instructions. This practice, known as “householding,” is designed to reduce printing and postage costs.

Those stockholders who either (i) do not wish to participate in “householding” and would like to receive their own sets of our annual disclosure documents in future years or (ii) who share an address with another one of our stockholders and who would like to receive only a single set of our annual disclosure documents should follow the instructions described below:

●	Stockholders whose shares are registered in their own name should contact our transfer agent, Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, FL 32725 telephone: (813) 344-4490.
●	Stockholders whose shares are held by a bank, broker or other nominee should contact such bank, broker or other nominee directly and inform them of this request. Stockholders should be sure to include their name, the name of their brokerage firm and their account number.

Who is paying for this proxy solicitation?

The Company will bear the cost of preparing, printing, assembling and mailing the Notice, accompanying proxy card, this proxy statement, as applicable, and other material furnished to stockholders in connection with the solicitation of proxies. In addition to mailed proxy materials, certain of our officers and employees may also solicit proxies in person, by telephone, or by other means of communication. We will not pay such officers and employees any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals due for next year’s annual meeting?

At our annual meeting each year, our Board of Directors submits to stockholders its nominees for election as directors. In addition, the Board of Directors may submit other matters to the stockholders for action at the annual meeting. Stockholders may also submit proposals on matters appropriate for stockholder action at our annual meetings consistent with regulations adopted by the SEC and our amended and restated bylaws (the “Bylaws”).

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in our proxy statement for consideration at the 2024 annual meeting of stockholders by submitting their proposals to us in a timely manner. These proposals must meet the stockholder’s eligibility and other requirements of the SEC. To be considered for inclusion in next year’s proxy materials pursuant to Rule 14a-8, you must submit your proposal to our Corporate Secretary in writing by January 2, 2024, if the 2023 annual meeting of stockholders is held on or within 30 days of June 22, 2023. If we elect to hold our 2023 annual meeting of stockholders more than 30 days before or after June 22, 2023, such stockholder proposals would have to be received a reasonable time before we begin to print and send our proxy materials for the 2024 annual meeting of stockholders.

In addition, under the terms of our Bylaws, stockholders who desire to present a proposal for action (other than proposals to be considered for inclusion in our proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act) at the 2024 annual meeting of stockholders must give written notice, either by personal delivery or by U.S. mail, to our Corporate Secretary no earlier than 90 and no later than 30 calendar days before the date of the 2024 annual meeting of stockholders. Such notice must contain the information required by Section 2.13 of our Bylaws. Additionally, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 promulgated under the Exchange Act not later than April 23, 2024 to comply with the universal proxy rules under the Exchange Act.

All proposals or other notices should be addressed to our Corporate Secretary, 4880 Havana Street, Suite 201 Denver, CO 80239.

If we do not have notice of a proposal or director nomination to come before an annual meeting of stockholders at least 30 calendar days before such annual meeting (unless the annual meeting in question is held more than 30 days before or after the first anniversary of the prior year’s annual meeting of stockholders), your proxy card for such annual meeting will confer discretionary authority to vote on such proposal or nomination. If we elect to hold an annual meeting more than 30 days before or after the first anniversary of the prior year’s annual meeting of stockholders, your proxy for such annual meeting will confer discretionary authority to vote on such proposal or nomination if we do not have notice of such matter a reasonable time before we begin to send our proxy materials for such annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, based on 55,561,244 shares of our common stock outstanding as of April 10, 2023 (which excludes treasury stock and certain shares held in escrow or otherwise issuable or releasable in connection with consummated mergers and acquisitions), certain information as to the stock ownership of each person known by us to own beneficially more than five percent or more of our outstanding common stock, of each of the named executive officers included in the Summary Compensation Table below (“NEOs”), of our directors, and of all our current executive officers and directors as a group. In computing the outstanding shares of common stock, we have excluded all shares of common stock subject to options, warrants or other securities that are not currently exercisable or convertible or exercisable or convertible within 60 days of April 10, 2023 and are therefore not deemed to be outstanding and beneficially owned by the person holding the options, warrants or other securities for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person; provided, that we have included shares of common stock underlying such options, warrants or other securities with respect to each person who acquired any such options, warrants or other securities with the purpose or effect of changing or influencing the control of the Company in accordance with Rule 13d-3 promulgated under the Exchange Act. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Except as otherwise noted below, the address for persons listed in the table is c/o Medicine Man Technologies, Inc., 4880 Havana Street, Suite 201, Denver, CO 80239.

The shares of common stock issuable upon conversion of shares of our Series A Preferred Stock and our 13% senior secured convertible notes due December 7, 2026 (the “Convertible Notes”) are calculated by including accrued but unpaid dividends and interest, as applicable, as of April 10, 2023 plus dividends and interest, as applicable, accruing during the following 60 days. The table below does not include (i) 219,848 shares of common stock held in escrow in connection with consummated mergers and acquisitions and (ii) shares of common stock issuable upon conversion of 944 shares of Series A Preferred Stock that are held in escrow under the asset purchase agreements entered into with the Star Buds Companies, all of which are neither outstanding as of the Record Date nor entitled to vote at the Annual Meeting. Holders of Series A Preferred Stock vote with holders of common stock as a single class on an as-converted-to-common-stock basis on all matters to be voted upon by the stockholders. The Series A Preferred Stock is convertible into shares of common stock by dividing the preference amount, which was initially equal to $1,000 per share and is subject to increase by accretion to the outstanding principal in the amount of the annual dividend equal to 8%, by $1.20. The table below reflects the number of shares of Series A Preferred Stock beneficially owned by each holder listed therein as well as the combined voting power of each listed holder with the Series A Preferred Stock on an as-converted-to-common-stock basis aggregated with the common stock beneficially owned by such holder.

	Number of		Number of
	Common Stock Shares		Preferred Stock Shares
	Beneficially	Percent of	Beneficially	Percent of	Combined Voting
Name of Beneficial Holder	Owned	Outstanding Class	Owned	Outstanding Class	Power

NEOs & Directors
Justin Dye (NEO, Director) (1)	39,618,380	47.21%	26,410	30.69%	27.49%
Jeffery Cozad (Director) (2)	40,388,678	42.15%	39,740	46.18%	28.33%
Marc Rubin (Director) (3)	40,246,799	42.04%	39,740	46.18%	28.24%
Jeffrey Garwood (Director) (4)	469,293	*	—	*	*
Pratap Mukharji (Director) (5)	274,798	*	—	*	*
Paul Montalbano (Director)	145,077	*	—	*	*
Jonathan Berger (Director)	240,602	*	—	*	*
Nirup Krishnamurthy (NEO, Director) (6)	900,000	1.59%	—	*	*
Daniel Pabon (NEO) (6)	487,500	*	—	*	*
Bradley Stewart (Director)	13,825	*	—	*	*
All Executive Officers and Directors as a Group (12 Persons)	82,655,500	65.68%	66,150	76.87%	56.64%

5% or greater holders:
Dye Capital and Co. ("Dye Capital") and Affiliates (7)	36,643,818	44.46%	26,410	30.69%	25.69%
CRW Capital, LLC ("CRW Capital") and Affiliates (8)	40,129,452	41.94%	39,740	46.18%	28.17%
Brian Ruden (9)	7,429,246	11.81%	5,573	6.48%	5.15%
Naser A. Joudeh (10)	7,352,748	11.69%	5,744	6.68%	5.11%

*	Less than 1%

(1)	Represents (i) 1,474,562 shares of common stock and 1,500,000 shares of common stock underlying options that have vested held by Mr. Dye; (ii) 9,287,500 shares of common stock and 187,500 shares of common stock underlying warrants held by Dye Capital Cann Holdings, LLC (“Dye Cann I”); (iii) 5,109,588 shares of common stock issuable upon conversion of Series A Preferred Stock held by Dye Capital; (iv) 21,559,230 shares of common stock issuable upon conversion of Series A Preferred Stock held by Dye Capital Cann Holdings II, LLC (“Dye Cann II”); and (v) 500,000 shares of common stock held by Dye Capital LLLP (“Dye LP”). Mr. Dye has voting and investment control over the shares of common stock beneficially owned by Dye Capital, Dye Cann I, Dye Cann II, and he shares voting and investment control over the shares of common stock beneficially owned by Dye LP with his spouse. Mr. Dye disclaims beneficial ownership of the shares held by Dye Capital, Dye Cann I, Dye Cann II, and Dye LP except to the extent of his pecuniary interest therein.
(2)	Represents (i) 138,672 shares of common stock held by Mr. Cozad; (ii) 25,598,430 shares of common stock issuable upon conversion of Series A Preferred Stock held by CRW Capital Cann Holdings, LLC (“CRW I”); (iii) 14,531,022 shares of common stock issuable upon conversion of Series A Preferred Stock held by CRW Capital Holdings II, LLC (“CRW II”) or for which CRW II has the right to acquire within 60 days; and (iv) 120,554 shares of common stock issuable upon conversion of the Convertible Notes owned by Cozad Investments, L.P. (“Cozad Investments”). CRW Capital is the manager of CRW I and CRW II and has voting and investment control over the shares beneficially owned by CRW I and CRW II. Jeffrey Cozad and Marc Rubin are co-managers of CRW Capital and share voting and investment control over the shares beneficially owned by CRW I and CRW II. Mr. Cozad maintains voting and investment control over the shares of common stock beneficially owned by Cozad Investments. Mr. Cozad disclaims beneficial ownership of the shares held by CRW I, CRW II, and Cozad Investments except to the extent of his pecuniary interest therein.
(3)	Represents (i) 69,125 shares of common stock held by Mr. Rubin; (ii) 25,598,430 shares of common stock issuable upon conversion of Series A Preferred Stock held by CRW I; (iii) 14,531,022 shares of common stock issuable upon conversion of Series A Preferred Stock held by CRW II or for which CRW II has the right to acquire within 60 days; and (iv) 48,222 shares of common stock issuable upon conversion of the Convertible Notes owned by The Rubin Revocable Trust U/A/D 05/09/2011 (the “Rubin Trust”). CRW Capital is the manager of CRW I and CRW II and has voting and investment control over the shares beneficially owned by CRW I and CRW II. Jeffrey Cozad and Marc Rubin are co-managers of CRW Capital and share voting and investment control over the shares beneficially owned by CRW I and CRW II. Marc Rubin maintains voting and investment control over the shares of common stock beneficially owned by the Rubin Trust. Mr. Rubin disclaims beneficial ownership of the shares held by CRW I, CRW II, and the Rubin Trust except to the extent of his pecuniary interest therein.
(4)	Represents 324,628 shares of common stock and 144,665 shares of common stock issuable upon conversion of the Convertible Notes owned by Mr. Garwood.
(5)	Represents (i) 138,672 shares of common stock held by Mr. Mukharji; (ii) 39,368 shares of common stock held by Magnolia Hall Enterprises, LLC; and (iii) 96,433 shares of common stock issuable upon conversion of the Convertible Notes owned by Mr. Mukharji. Mr. Mukharji has voting and investment control over the shares of common stock held by Magnolia Hall Enterprises, LLC.
(6)	Represents shares of common stock underlying options that have vested.
(7)	Represents (i) 5,109,588 shares of common stock issuable upon conversion of shares of Series A Preferred Stock held by Dye Capital; (ii) 9,287,500 shares of common stock held by Dye Cann I and 187,500 shares of common stock issuable upon exercise of warrants held by Dye Cann I; (iii) 21,559,230 shares of common stock issuable upon conversion of shares of Series A Preferred Stock held by Dye Cann II; and (iv) 500,000 shares of common stock held by Dye LP. Dye Capital is the manager of each of Dye Cann I, Dye Cann II, and Dye LP and has voting and investment control over the shares beneficially owned by Dye Cann I, Dye Cann II, and Dye LP. Justin Dye is the general partner of Dye Capital and has voting and investment control over the shares beneficially owned by Dye Capital and, indirectly, over the shares beneficially owned by Dye Cann I, Dye Cann II, and Dye LP. Dye Capital disclaims beneficial ownership of the shares beneficially owned by Dye Cann I, Dye Cann II, and Dye LP except to the extent of its pecuniary interest therein. Mr. Dye disclaims beneficial ownership of the shares beneficially owned by Dye Capital, Dye Cann I, Dye Cann II, and Dye LP except to the extent of his pecuniary interest therein. Dye Capital, Dye Cann I, Dye Cann II, and Dye LP's address is PO Box 456, Boca Raton, FL 33429.
(8)	Represents (i) 25,598,430 shares of common stock issuable upon conversion of Series A Preferred Stock held by CRW I; and (ii) 14,531,022 shares of common stock issuable upon conversion of Series A Preferred Stock held by CRW II or for which CRW II has the right to acquire within 60 days. CRW Capital is the manager of CRW I and CRW II and has voting and investment control over the shares beneficially owned by CRW I and CRW II. Jeffrey Cozad and Marc Rubin are co-managers of CRW Capital and share voting and investment control over the shares beneficially owned by CRW I and CRW II. CRW Capital and Messrs. Cozad and Rubin disclaim beneficial ownership of the shares held by CRW I and CRW II except to the extent of their respective pecuniary interest therein. The address for CRW Capital, CRW I, and CRW II is 9847 Kingsway Avenue, Dallas, TX 75230.
(9)	Represents (i) 85,695 shares of common stock held by Mr. Ruden; (ii) 1,715,936 shares of common stock underlying warrants held by Mr. Ruden; (iii) and 5,627,615 shares of common stock issuable upon conversion of Series A Preferred Stock held by Mr. Ruden. Mr. Ruden resigned as a director effective as of October 28, 2022.
(10)	Represents (i) 560,662 shares of common stock underlying warrants held by Mr. Joudeh; (ii) 1,974,159 shares of common stock issuable upon conversion of Series A Preferred Stock held by Mr. Joudeh; (iii) 991,795 shares of common stock underlying warrants owned by Mr. Joudeh's spouse; (iv) and 3,826,132 shares of common stock issuable upon conversion of Series A Preferred Stock owned by Mr. Joudeh's spouse. Mr. Joudeh and his spouse share voting and investment power over these securities.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

At the Annual Meeting, the Board of Directors will submit to the stockholders for nomination each of Justin Dye, Nirup Krishnamurthy, Pratap Mukharji, and Marc Rubin for election as Class B directors for a two-year term expiring at the Company’s 2025 annual meeting. Each nominee, if elected, will serve until the expiration of his respective term and until a successor is elected and qualified, or until his earlier death, resignation or removal. All nominees are currently members of the Board of Directors.

The Board of Directors recommends a vote FOR the director nominees. The persons named in the accompanying proxy card will vote for the election of the nominees named in this proxy statement unless stockholders specify otherwise in their proxies. If any nominee at the time of election is unable to serve, or otherwise is unavailable for election, and if other nominees are designated by the Board of Directors, the persons named as proxy holders on the accompanying proxy card intend to vote for such substitute nominees. Management is not aware of the existence of any circumstance which would render the nominees named below unavailable for election.

Set forth below are the names, ages, and biographical information of the nominees for Class B directors of the Company.

Justin Dye, 50, was named Chief Executive Officer and Executive Chairman of the Company in December 2019 and has served as a director and Chairman since June 2019. Mr. Dye has 25 years of experience in private equity, general management, operations, strategy, corporate finance, and mergers and acquisitions. In 2018, Mr. Dye founded Dye Capital, a private equity firm investing in growth companies in disruptive industries and a substantial beneficial owner of the Company’s stock. Prior to forming Dye Capital, Mr. Dye served as an integral part of the private equity consortium that acquired the grocery store chain Albertsons Companies (“Albertsons”), and led its expansion through over $40 billion in acquisitions, divestitures, and real estate and financing transactions. During his 11-year tenure as Chief Strategy Officer, Chief Operating Officer, and Chief Administration Officer at Albertsons, the company grew sales from approximately $10 billion to over $60 billion with over 2,300 stores and 285,000 employees. Prior to Albertsons, Mr. Dye held roles at Cerberus Capital Management, General Electric and Arthur Andersen. He also serves as lead director for New Seasons Market and is a member of the DePauw University Board of Trustees. Mr. Dye’s financial and executive experience qualifies him to serve on our Board of Directors.

Nirup Krishnamurthy, 60, was named President of the Company in October 2022 following his appointment as Chief Operating Officer of the Company in September 2020 and appointment to the Board in December 2021. He had previously served as the Company’s Chief Information and Integration Officer since June 2019; Mr. Krishnamurthy provided such service as a consultant until March 1, 2020, at which time he began formal employment with the Company. Mr. Krishnamurthy has over 25 years of experience in innovation, technology, restructuring, and M&A for Fortune 500 companies. Since May 2018, Mr. Krishnamurthy has been a partner with Dye Capital, a private equity firm investing in growth companies in disruptive industries. In addition to his work with Dye Capital, Mr. Krishnamurthy previously served as managing director of EBIT+ LLC (“EBIT+”), a management consulting firm he founded in January 2016; EBIT+ works with executive management to improve revenues and margins while reducing operating costs. From September 2011 through December 2015, Mr. Krishnamurthy was EVP and Chief Strategy Officer & Chief Information Officer with The Great Atlantic and Pacific Tea Company (“A&P”), a grocery store chain, where he was responsible for the information services, digital commerce, supply chain & logistics, strategic sourcing and retail space planning functions for A&P. Mr. Krishnamurthy has also held senior management positions with companies including Northern Trust Corporation and United Airlines, Inc. He obtained a Ph.D. in Industrial Engineering Operations Research and a M.S. in Industrial Engineering Operations/Production Management from the State University of New York, and a B.S. in Mechanical Engineering from Anna University in Chennai, India. Mr. Krishnamurthy’s experience advising, managing and overseeing multiple companies, including companies in other highly-regulated industries, qualifies him to serve on our Board.

Pratap Mukharji, 63, has served as a director since February 2022. He previously served as one of our directors from January 2021 until December 2021. Prior to joining the Company, Mr. Mukharji was a senior partner and director at Bain & Company, a global management consulting company, from 2015 to 2020, leading its Supply Chain and Service Operations practice. Since retirement in 2020, Mr. Mukharji has been an Executive in Residence at the Fuqua School of Business at Duke University. With a concentration of experience in Industrial and Retail industries, Mr. Mukharji has led corporate efforts focused on strategy, mergers and acquisitions, transformation and turnaround, operational improvement, due diligence, omnichannel, and e-commerce efforts across multiple industries. Prior to his time with Bain & Company, Mr. Mukharji was at Kearney and Booz-Allen & Hamilton. Mr. Mukharji received a BA in Economics from Haverford College at which he was Phi Beta Kappa, and an MBA from the Fuqua School of Business at Duke University at which he was a Fuqua Scholar. During his career, Mr. Mukharji has examined small and large capitalized companies and advised them on growth strategies and opportunities. We believe Mr. Mukharji’s significant experience through consulting work analyzing company financial statements and performing due diligence qualifies him to serve on our Board of Directors.

Marc Rubin, 49, has served as a director since October 2022. Mr. Rubin has 20+ years of financing and investment experience from both public and private markets. Mr. Rubin founded Revity Capital Partners, LLC—a private equity firm focused on lower- to middle-market partnership-oriented transactions—in 2019 and currently serves as Managing Partner. Prior to starting Revity Capital Partners, Mr. Rubin was a Partner in the investment group Triarii Capital Management from 2015-2018, which focused on opportunistic, value-oriented investments. Mr. Rubin also served as a Partner and Investment Committee Member of Stonerise Capital for six years, and he served as a senior deal manager at Parthenon Capital, a middle-market buyout firm, for eight years. Mr. Rubin also co-manages CRW Capital, the manager of CRW, which is a special purpose vehicle created to support the Company’s vision of becoming a premier vertically integrated multi-state cannabis operator. Mr. Rubin holds an MBA from Stanford Business School and received a BA in Economics from Colby College. Mr. Rubin’s depth of experience in investing, capital raising, and opportunistic acquisitions across diverse industries and markets qualifies him to serve on the Board.

Vote Required

The affirmative vote of a majority of the shares present and entitled to vote at a meeting of stockholders at which a quorum is present is necessary to approve the election of directors, with the holders of our common stock and the holders of our Series A Preferred Stock (which vote on an as-converted-to-common-stock basis) voting together as a single class is required to elect each Class B director included in this proposal. You may vote FOR or AGAINST any of the nominees or ABSTAIN from voting on any of the nominees. Abstentions with respect to any of the nominees will have the effect of a vote AGAINST that nominee.  Banks, brokers or other nominees do not have authority to vote customers’ unvoted shares held by them in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Broker non-votes with respect to any of the nominees will have the effect of a vote AGAINST that nominee.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE AS DIRECTORS

INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE

Board Composition and Director Appointment Rights

Our Bylaws provide for a “staggered” or “classified” board of directors, whereby the directors of the Board are divided into two classes, Class A and Class B, respectively, each class consisting, as nearly as possible, of one-half of the total number of directors constituting the entire Board. Directors in each class are elected to approximately two-year terms expiring at the election of their respective successors at alternating annual meetings of our stockholders. Currently, the size of the Board is set at nine and the Board consists of five Class A directors with terms expiring at our 2024 Annual Meeting of Stockholders and four Class B directors with terms expiring at the Annual Meeting. The following table sets forth the name, class, term and designating party of each of our current directors:

Name	Class	Term	Designating Party
Jonathan Berger	A	Expires 2024 annual meeting	At Large
Jeffrey Cozad	A	Expires 2024 annual meeting	CRW
Jeffrey Garwood	A	Expires 2024 annual meeting	Dye Cann I
Paul Montalbano	A	Expires 2024 annual meeting	Dye Cann II
Bradley Stewart	A	Expires 2024 annual meeting	Brian Ruden and Naser Joudeh
Justin Dye, Chairman	B	Expires 2023 annual meeting	Dye Cann I
Nirup Krishnamurthy	B	Expires 2023 annual meeting	Dye Cann II
Pratap Mukharji	B	Expires 2023 annual meeting	Brian Ruden and Naser Joudeh
Marc Rubin	B	Expires 2023 annual meeting	Brian Ruden and Naser Joudeh

The Company has granted rights to designate directors as follows:

●	Under the Securities Purchase Agreement, dated June 5, 2019, between the Company and Dye Cann I, as amended by the Amendment to Securities Purchase Agreement, dated July 15, 2019, the Amendment to Security Purchase Agreement, dated May 20, 2020, and the Consent, Waiver and Amendment, dated December 16, 2020 (as amended, the “Dye Cann I SPA”), until the later of two years from the last closing under the Dye Cann I SPA or until Dye Cann I fails to meet certain ownership thresholds, the Company is required to take all actions to ensure that two individuals designated by Dye Cann I shall be appointed to the Board. Currently, Justin Dye and Jeffrey Garwood serve as Dye Cann I’s designees on the Board.
●	Under the letter agreement, dated December 16, 2020, between the Company and Dye Cann II, for as long as Dye Cann II owns, in the aggregate, at least $10,000,000 of the Series A Preferred Stock, as measured by a trailing 30 day volume weighted average price of the common stock, on an as-converted basis, or continues to hold at least 10,000 shares of Series A Preferred Stock, the Company is required to take all actions to ensure that either one individual, if the Board consists of five or fewer members, or two individuals, if the Board consists of more than five members, designated by Dye Cann II shall be appointed to the Board. For so long as Dye Cann II is entitled to designate directors, each committee of the Board shall include at least one of the directors designated by Dye Cann II as a member or, if Dye Cann II so elects, as an observer. Currently, Nirup Krishnamurthy and Paul Montalbano serve as Dye Cann II’s designees on the Board.

●	Under the letter agreement, dated February 26, 2021, between the Company and CRW, for as long as CRW owns, in the aggregate, at least $15,000,000 of Series A Preferred Stock (calculated on an as-converted basis based on the volume weighted average price of the Company’s common stock over a 30-day period) or continues to hold at least 15,000 shares of Series A Preferred Stock, the Company is required to take all actions to ensure that one individual designated by CRW will be appointed to the Board. For as long as CRW has the right to designate a director, each committee of the Board shall include the CRW designee as a member or, if CRW so elects, as an observer. Currently, Jeffrey Cozad serves as CRW’s designee on the Board.
●	Under the Omnibus Amendment No. 2 to Asset Purchase Agreements, dated December 17, 2020, among the Company and the sellers party thereto (the “Star Buds Agreement”), for as long as the Sellers (as defined in the Star Buds Agreement) and the Members (as defined in the Star Buds Agreement) collectively own, in the aggregate, at least 25% of the Series A Preferred Stock issued in connection with the star buds acquisition, the Company shall recommend to its Board that Brian Ruden and Naser Joudeh jointly be permitted to designate three directors for appointment to the Board if the Board consists of seven or more members. Currently, Pratap Mukharji, Marc Rubin, and Bradley Stewart serve as Messrs. Ruden and Joudeh’s designees on the Board.

Information about Directors Not Up for Reelection

Set forth below are the names, ages, and biographical information of the Company’s directors, other than the nominees for Class B directors of the Company (which are described above).

Jonathan Berger, 64, has served as a director since December 2021, and he currently serves as the Board’s lead independent director. Mr. Berger previously served as CEO and director of Great Lakes Dredge & Dock, Inc., a Nasdaq listed company. Mr. Berger also served on the board of directors of Boise Paper, Inc., a New York Stock Exchange listed company, where he also served as chair of the audit and compensation committees of the board of directors. Mr. Berger is currently a member of the board of directors of Alloy, a privately-held specialty environmental contractor, and Partner with Genesis Business Humanity, a boutique advisory firm. Prior to his director and executive experience, Mr. Berger was a partner at KPMG, an international accounting and consulting firm, where he led KPMG’s national corporate finance practice. Mr. Berger has previously held a CPA license and securities licenses throughout his career after earning a BS in Human Development from Cornell University and an MBA from Emory University. Mr. Berger’s experience in senior leadership and directorships with both private and publicly-traded companies, as well as his robust financial background and previously-held certifications, qualifies him to serve on the Board.

Jeffrey Cozad, 58, has served as a director since March 2021. From 2007 to 2019, Mr. Cozad was a Managing Partner at Stonerise Capital Partners (“Stonerise Capital”), an investment management company in San Francisco, California that he co-founded in 2007. Beginning in January 2020, Mr. Cozad became Managing Partner Emeritus at Stonerise Capital. In October 2020, Mr. Cozad co-founded CRW, a special purpose vehicle created to support the Company’s vision of becoming one of the largest vertically integrated cannabis operators in Colorado. He is also the Managing Partner of his family office, Cozad Investments, which has completed more than 20 investments across a disparate set of industries over the past 13 years. Mr. Cozad holds an MBA from The University of Chicago Booth School of Business and received a BA in Economics and Management from DePauw University, where he served on the Board of Trustees for 10 years and also chaired the University’s endowment fund investment committee during his tenure on the Board of Trustees. We believe his significant experience with investments across a variety of industries qualifies him to serve on the Board.

Jeffrey Garwood, 61, has served as a director since September 2020. Mr. Garwood is the founder of, and since 2010 has been the managing member of, Liberation Capital, LLC, a private equity fund that is focused on providing modular, repeatable waste-to-value project finance. He is also the co-owner of, and since 2010 has actively managed, Zysense LLC, an entity providing high precision measurement instruments for research. Prior to founding Liberation Capital, Mr. Garwood held a variety of leadership positions with General Electric Company (“GE”), including President and CEO of GE Water and Process Technologies, President and CEO of GE Fanuc, and President of Garrett Aviation. Prior to joining Garret Aviation, Mr. Garwood worked at the strategic consulting firm McKinsey and Company. Mr. Garwood received a B.S. of Chemical Engineering from North Carolina State University and an MBA from the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill. Mr. Garwood brings 30 years of extensive business experience across finance and operational departments, and we believe this experience and Mr. Garwood’s qualifications across multiple industries qualifies him to serve on the Board.

Paul Montalbano, 56, has served as director since February 2022. Dr. Montalbano is a neurosurgeon in Boise, Idaho, where he actively practices as a partner at Neuroscience Associates, specializing in complex spinal reconstruction. Before joining Neuroscience Associates in 2000, Dr. Montalbano completed his six-year residency at the University of South Florida located in Tampa, Florida. Dr. Montalbano received a Bachelor of Science from Loyola University of Chicago and his M.D. from Northwestern University. Since 2012, Dr. Montalbano has served on the board of Treasure Valley Hospital in Boise, Idaho, including service on the medical executive, governing, and financial committees of the board of Treasure Valley Hospital. He is also the director of neurosurgery and serves on the Neurosurgery Center of Excellence committee at Treasure Valley Hospital. The Company and the Board believe that Mr. Montalbano’s significant experience with private healthcare companies qualifies him to serve on the Board.

Bradley Stewart, 46, has served as a director since March 2023.  Mr. Stewart serves as Chairman of Perch, a technology driven e-commerce company, and a Senior Advisor with Sixth Street Partners, a private equity fund.  Mr. Stewart also serves as an independent director for Private Medical, a privately-held company, and Semper Paratus, a Nasdaq listed company. Prior to his current roles, Mr. Stewart served as Chief Executive Officer and a director of Fair Technologies, an automobile leasing company. Between 2010 and 2019, Mr. Stewart held several positions at Xojet, an on-demand private jet company, starting as an advisor and departing the company as Chief Executive Officer and Chairman of the board of directors. Mr. Stewart received his MBA from Columbia Business School and his Bachelor of Science in Business at the University of Minnesota. The Company and the Board believe that Mr. Stewart’s significant experience in senior leadership and directorships with both private and publicly-traded companies, qualifies him to serve on the Board.

Independence of Directors

Our Board has affirmatively determined that Messrs. Berger, Cozad, Garwood, Montalbano, Mukharji, Rubin, and Stewart are each independent within the meaning of the Nasdaq Listing Rules and the OTCQX Rules for U.S. Companies. The Board currently has four members on its Audit Committee, and all members were determined to be independent by the Board under the Nasdaq Listing Rules and the OTCQX Rules for U.S. Companies. The Board currently has four members on its Compensation Committee, and all members were determined to be independent by the Board under the Nasdaq Listing Rules and the OTCQX Rules for U.S. Companies. The Board currently has four members on its Nominating and Corporate Governance Committee, and all members were determined to be independent by the Board under the Nasdaq Listing Rules and the OTCQX Rules for U.S. Companies.

Board Leadership Structure

The Board has no set policy with respect to the separation of the offices of Chairman and Chief Executive Officer. Currently, Mr. Dye serves as Chairman and Chief Executive Officer. The Board has appointed Mr. Berger as the lead independent director. The Board has determined that its leadership structure is appropriate and effective at this time given our stage of development.

Director Attendance at Board, Committee, and Other Meetings

The Board held ten meetings in 2022. Directors are expected to attend Board meetings and meetings of the committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. All of our directors attended the 2022 annual meeting of stockholders. During 2022, each of our current directors attended more than 75% of the aggregate number of meetings of the Board and all committees on which such director serves that were held during the period he was a director.

Board Role in Risk Oversight

The Board is primarily responsible for overseeing our risk management processes. The Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our Company’s assessment of risks. The Board focuses on the most significant risks facing our Company, including attention to our general risk management strategy, and also ensures that risks undertaken by our Company are consistent with the Board’s appetite for risk. While the Board oversees the Company, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our Board leadership structure supports this approach.

Hedging Policy

The Company has adopted a policy that prohibits persons covered under the Company’s Insider Trading Policy from engaging in certain transactions intended to hedge or offset decreases in the market value of the Company’s stock. Pursuant to the Company’s Insider Trading policy, covered persons are prohibited from engaging in short-term trading, short sales, option trading, or margin trading without the express advance consent of the Company’s General Counsel. Persons covered under the Company’s Insider Trading Policy include the Board, the Company’s officers, employees, consultants to the Company, and household and immediate family members of the foregoing.

Committees of the Board

The Board has established various committees of the Board to assist it with the performance of its responsibilities. These committees and their members are listed below. The Board ordinarily designates the members of these committees and the committee chairs annually at its organizational meeting following the annual meeting of stockholders, based on the recommendation of the Nominating and Corporate Governance Committee; however, the Board may convene or act by written consent outside of its annual organizational meeting to appoint members to or reconstitute the committees of the Board in its discretion in accordance with the Company’s organizational documents and applicable law. The Board has adopted written charters for each of these committees, which can be found in the investor relations section of the Company’s website at www.ir.schwazze.com. Copies are also available in print to any stockholder upon written request to Schwazze, 4880 Havana Street, Suite 201, Denver, Colorado 80239, Attention: Corporate Secretary. The chair of each committee develops the agenda for that committee and determines the frequency and length of committee meetings.

Audit Committee

Our Board has established an Audit Committee, which is composed of Messrs. Berger, Garwood, Mukharji, and Rubin. The Audit Committee Chair is Mr. Berger. The Board has determined that Mr. Berger is an audit committee financial expert due to Mr. Berger’s education, financial certifications and credentials, and extensive financial experience. Through his work in public accounting at KPMG, Mr. Berger discharged various financial responsibilities and practiced under an active CPA license. Mr. Berger also served as Chair of the audit committee on the board of directors of other publicly-traded companies and oversaw the preparation and filing of financial statements as CEO of a publicly-traded company, providing him with vast experience encompassing public company financial statements and internal controls processes. The Audit Committee met four times during 2022. The Audit Committee’s primary duties are to:

●	review and discuss with management and our independent auditor our annual and quarterly financial statements and related disclosures, including disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the results of the independent auditor’s audit or review, as the case may be;
●	at least annually, review our financial reporting processes and internal control over financial reporting systems and the performance, generally, of our internal audit function;
●	oversee the audit and other services of our independent registered public accounting firm and be directly responsible for the appointment, independence, qualifications, compensation and oversight of the independent registered public accounting firm, which reports directly to the Audit Committee;
●	provide an open means of communication among our independent registered public accounting firm, management, our internal auditing function and our Board;
●	review any disagreements between our management and the independent registered public accounting firm regarding our financial reporting;
●	prepare the Audit Committee report for inclusion in our proxy statement for our annual stockholder meetings; and

●	establish procedures for complaints received regarding our accounting, internal accounting control and auditing matters.

Our Audit Committee charter also mandates that our Audit Committee approve all audit and permissible non-audit services conducted by our independent registered public accounting firm.

Nominating and Corporate Governance Committee

Our Board has also established a Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Messrs. Berger, Cozad, Montalbano, and Mukharji. The Nominating and Governance Committee Chair is Mr. Berger. The Nominating and Corporate Governance Committee met four times during 2022. The Nominating and Corporate Governance Committee’s primary duties are to:

●	screen individuals qualified for nomination to the Board, consider director nominees recommended by stockholders and others and recommend nominees for election as directors to the Board;
●	determine the qualifications, qualities, skills, and other expertise required to be a director and develop and recommend to the Board for its approval, criteria to be considered in selecting nominees for director;
●	review the Board’s committee structure and make recommendations to the Board regarding the appointment of directors to serve as members of each committee;
●	make recommendations regarding director orientation and continuing education;
●	review the size and composition of our Board and its committees;
●	oversee the evaluation of the Board;
●	recommend actions to increase the Board’s effectiveness; and
●	develop, recommend and oversee our corporate governance principles, including our Code of Business Conduct and Ethics and our Nominating and Corporate Governance Guidelines.

Compensation Committee

Our Board has established a Compensation Committee. Messrs. Berger, Garwood, Mukharji, and Rubin serve on this committee. The Compensation Committee Chair is Mr. Berger. The Compensation Committee met seven times during 2022. The Compensation Committee’s primary duties are to:

●	approve corporate goals and objectives relevant to executive officer compensation and evaluate executive officer performance in light of those goals and objectives, and establish and review the overall compensation philosophy;
●	determine and approve executive officer compensation, including base salary and incentive awards;
●	make recommendations to the Board regarding compensation plans;
●	administer our stock plan; and
●	prepare a report on executive compensation for inclusion in our proxy statement for our annual stockholder meetings, if required.

Our Compensation Committee determines and approves all elements of executive officer compensation. It also provides recommendations to the Board with respect to non-employee director compensation. The Compensation Committee may delegate its authority to a subcommittee composed of one or more Compensation Committee members, provided, however, that the Compensation Committee shall delegate approval of transactions for the purposes of Rule 16b-3 of the Exchange Act only to a subcommittee of no less than two Compensation Committee members. Additionally, the Compensation Committee may delegate authority with respect to equity-based plans to members of the executive leadership team, except that no authority may be delegated with respect to any equity-based awards to directors and officers subject to reporting under section 16 of the Exchange Act.

During 2022, the Compensation Committee engaged The Bedford Consulting Group, Inc. (“Bedford) as an independent compensation consultant to review, assess, and provide recommendations with respect to compensation of its directors, executive officers, and certain compensation and benefits offerings to Company employees. The Company paid Bedford an aggregate of $15,000 in 2022.

Consideration of Director Nominees

We seek directors with the highest standards of ethics and integrity, sound business judgment, and the willingness to make a strong commitment to the Company and its success. The Nominating and Corporate Governance Committee works with the Board on an annual basis to determine the appropriate and desirable mix of characteristics, skills, expertise, and experience for the full Board and each Board committee, taking into account both existing directors and all nominees for election as directors, as well as any diversity considerations and the membership criteria applied by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee and the Board, which do not have a formal diversity policy, consider diversity in a broad sense when evaluating Board composition and nominations; and they seek to include directors with a diversity of experience, professions, viewpoints, skills, and backgrounds that will enable them to make significant contributions to the Board and the Company, both as individuals and as part of a group of directors. The Board evaluates each individual in the context of the full Board, with the objective of recommending a group that can best contribute to the success of the business and represent stockholder interests through the exercise of sound business judgment. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s attendance at meetings and participation in and contributions to the activities of the Board and its committees.

The Nominating and Corporate Governance Committee does not have a formal policy that addresses director candidates recommended by stockholders because the Board of Directors believes that its current director solicitation processes and stockholder engagement are sufficient to incorporate stockholder involvement without a formal policy. Additionally, the Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, and its process and criteria for considering such recommendations are no different than its process and criteria for screening and evaluating candidates suggested by directors, management of the Company, or third parties.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our officers, employees and directors, including our Chief Executive Officer and Chief Financial Officer. Our Code of Business Conduct and Ethics is available on our website at www.ir.schwazze.com/governance/documents. We will provide a copy of our Code of Business Conduct and Ethics to any person without charge upon request to: Medicine Man Technologies, Inc., 4880 Havana Street, Suite 201, Denver Colorado, 80239 Attention: Corporate Secretary.

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provision of the Code of Business Conduct and Ethics applicable to our Chief Executive Officer and Chief Financial Officer by posting such information at the investor relations site on our website at www.ir.schwazze.com.

Communications with the Board of Directors

Stockholders and other interested parties who wish to communicate with the Board may do so by writing to:

Justin Dye, Chairman of the Board of Directors

Medicine Man Technologies, Inc.

4880 Havana Street

Suite 201

Denver, Colorado 80239

The Company has adopted a whistle-blower policy that allows employees to anonymously report concerns regarding the Company and its operations. The policy is intended to cover serious concerns that could materially impact the Company, including concerns surrounding incorrect financial reporting, unlawful conduct, actions inconsistent with the Company’s Code of Business Conduct and Ethics, and other matters that amount to serious improper conduct. Pursuant to the policy, any full time or part time employee of the Company or its affiliated workplaces may report any such conduct and/or concerns via email, phone, fax, or the internet to a third-party retained by the Company to monitor, assess, and report on issues communicated in accordance with the policy.

Our Audit Committee has also adopted a whistle-blower policy to allow employees, stockholders and other interested persons to communicate directly with our Audit Committee, including reporting complaints relating to accounting, internal accounting controls, or auditing matters. Communications should be addressed to:

Mr. Jonathan Berger, Chairperson of the Audit Committee

Medicine Man Technologies, Inc.

4880 Havana Street

Suite 201

Denver, Colorado 80239

Any communications may be made on an anonymous or confidential basis but should contain sufficiently specific information to permit the Audit Committee or Board to pursue the matter.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than 10% of our equity securities registered pursuant to Section 12 of the Exchange Act, to file reports of ownership and changes in ownership with the SEC. Based solely upon a review of the reports filed during 2022 and or written representations from the reporting persons, we believe that, during our fiscal year ended December 31, 2022, and to date in our fiscal year ended December 31, 2023, there were untimely filings of a Form 3, 4 and/or 5 by the Company’s Section 16(a) filers as follows: (i) Pratap Mukharji and Paul Montalbano filed late Form 3s on February 22, 2022; (ii) Jeff Garwood filed a late Form 4 on April 18, 2022 (one transaction); (iii) Marc Rubin filed a late Form 3 on December 2, 2022; (iv) Forrest Hoffmaster filed a late Form 3 on February 17, 2023; (v) Brad Stewart filed a late Form 3 on April 6, 2023, and (vi) Nirup Krishnamurthy filed a late Form 4 on April 25, 2023.

AUDIT COMMITTEE REPORT

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in our Annual Report on Form 10-K for the ended December 31, 2022 with management.

The Audit Committee discussed with the independent auditors the matters required to be discussed under the standards of the Public Company Accounting Oversight Board (PCAOB), including Auditing Standard 1301 (Communications with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and our company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees).

Our independent auditors provided to the Audit Committee the written communications required by applicable standards of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed the independent auditors’ independence with management and the auditors.

In reliance on these reviews and discussions, the Audit Committee recommended to our Board (and our Board approved) that our audited financial statements for the year ended December 31, 2022 be included in the Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission.

The Audit Committee currently consists of Jonathan Berger, Jeffrey Garwood, Pratap Mukharji, and Marc Rubin. Mr. Berger is an Audit Committee financial expert, and the Board has determined that each of Messrs. Berger, Garwood, Mukharji, and Rubin is independent within the meaning of the Nasdaq Listing Rules and the OTCQX Rules for U.S. Companies.

By the members of the Audit Committee:
Jonathan Berger, Chair
Jeffrey Cozad(1)
Jeffrey Garwood
Pratap Mukharji Marc Rubin(2)
(1)	Mr. Cozad no longer serves as a member of the Audit Committee effective March 28, 2023.
(2)	Mr. Rubin was formally appointed to the Audit Committee on March 28, 2023, following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, but also participated in the reviews and discussions described in this Audit Committee Report.

The material in this report is not deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

EXECUTIVE OFFICERS

Set forth below are the Company’s Executive Officers, together with an overview of their positions and professional experience.

Justin Dye – See “Proposal No. 1 – Election of Directors” above.

Nirup Krishnamurthy – See “Proposal No. 1 – Election of Directors” above.

Forrest Hoffmaster, 55, was named Chief Financial Officer of the Company in January 2023. Mr. Hoffmaster was the Chief Executive Officer and President of New Seasons Market from January 2019 to April 2021, leading New Seasons Market through a successful turnaround, exit, and post-sale integration. Prior to becoming the Chief Executive Officer of New Seasons Market, Mr. Hoffmaster served as interim Co-President in 2018 and joined New Seasons Market as Chief Financial Officer in August 2016.  Prior to New Seasons Market, Mr. Hoffmaster was the Global Executive Coordinator of Finance at Whole Foods Market from 2002 to 2016.  Prior to serving as Executive Coordinator of Finance at Whole Foods Market, Mr. Hoffmaster served as Financial Manager at HEB Grocery from 2000 to 2002.  Mr. Hoffmaster received a Bachelor of Business Administration in Accounting from the University of Houston in 1993.

Daniel Pabon, 45, was named Chief Policy and Regulatory Affairs Officer of the Company in February 2023. Prior to this appointment, Mr. Pabon served as the Company’s General Counsel and Chief Government Affairs Officer since August 2019. Mr. Pabon also currently serves as a member of the Executive Committee of the United States Cannabis Council. Prior to joining the Company, Mr. Pabon served as Vice President of Sewald Hanfling Public Affairs, a government affairs firm, from 2018 and 2019. Before that, he was in private law practice. In addition, Mr. Pabon served eight years in the State of Colorado Legislature as a State Representative from 2011 to 2019 where he held numerous leadership positions, including Deputy Whip, Assistant Majority Leader, Speaker Pro Tempore, and Chair of the Finance Committee. During his tenure in the Colorado Legislature, Mr. Pabon assisted with the design and development of Colorado’s cannabis legal and regulatory model. Additionally, he also served on the Obama-Biden Presidential Transition Team. Over his career, Mr. Pabon has acquired extensive experience in regulatory compliance, legal department management, litigation, cannabis regulation, and governance and government affairs issues. He has consulted with and advised state and local governments as well as private businesses all over the world on how to implement cannabis regulations, both medical and recreational. Mr. Pabon served as a member of the City of Denver Marijuana Licensing Working Group, and he was a volunteer with the Covid-19 Eviction Defense Project. Mr. Pabon previously served as an adjunct professor of business law at the Community College of Denver. Mr. Pabon received a Bachelor of Science degree in Mechanical Engineering from the University of Colorado at Boulder and his Juris Doctor from the University of Colorado School of Law. Mr. Pabon is also a graduate of the Harvard Kennedy School for Executive Education.

Christine Jones, 58, was appointed as Chief Legal Officer of the Company in February 2023. Ms. Jones has more than 25 years of experience as corporate counsel to several prominent companies, and an extensive background in providing tactical and strategic advice to executive management and Board of Directors. Prior to joining Schwazze, Ms. Jones served as the SVP, Legal and Corporate Secretary of Long Play, Inc. and its affiliated companies for seven years where she managed all of the company’s legal affairs, including regulatory compliance, securities, licensing, litigation, employment, mergers and acquisitions, real estate, risk management and intellectual property. Prior to joining Long Play, Ms. Jones delivered general counsel services to domestic and global companies varying in size. She served as the General Counsel of Jeppesen, which provides aeronautical navigational information, operations planning tools, flight planning products and software.  Among her achievements at Jeppesen, Ms. Jones was instrumental in settling several high-profile product liability cases and selling the company to Boeing for $1.5 billion. Ms. Jones also served as Vice President and Assistant General Counsel to TTech Holding and Vice President and Assistant General Counsel of Archstone-Smith where she managed both company’s litigation and employment. She received a Bachelor of Arts from the University of Virginia  and a Juris Doctor from Washington College of Law at American University.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

							Nonequity
					Stock	Option	Inventive Plan	All Other
			Salary	Bonus	Awards	Awards	Compensation	Compensation		Total
Name and principal position		Year	($)	($) (4)	($)	($) (5)	($) (6)	($) (7)		($)
Justin Dye,	(1)	2022	350,000	—	—	—	—	886		350,886
Chief Executive Officer		2021	350,002	—	—	—	115,990	—		465,992
Nirup Krishnamurthy,	(2)	2022	305,096	—	—	177,200	—	886		483,182
President		2021	301,385	—	—	—	99,533	—		400,918
Daniel Pabon,	(3)	2022	250,000	30,000	—	—	—	3,964	(8)	283,964
Chief Government Affairs Officer		2021	268,695	—	—	—	84,372	—		353,067

1)	Mr. Dye was named Chief Executive Officer and Executive Chairman in December 2019. Prior to his appointment, Mr. Dye served as the Company’s Chairman.
2)	Mr. Krishnamurthy was named President of the Company in October 2022. Prior to this appointment, Mr. Krishnamurthy served as the Company's Chief Operating Officer since September 2020.
3)	Mr. Pabon was named Chief Policy and Regulatory Affairs Officer in February 2023. Prior to such appointment, Mr. Pabon previously served as the Company's General Counsel and Chief Government Affairs Officer since August 2019.
4)	The amounts in the "Bonus" column reflect discretionary, one-time cash bonuses for 2022 performance paid in 2023.
5)	The amounts in the “Options Awards” column reflect the aggregate grant date fair value of stock options granted during 2022, computed in accordance with FASB ASC Topic 718. This amount does not reflect the actual economic value realized by the named executive officer. Assumptions used in the calculation of the aggregated grant date fair value for these options are included in Note 2 Accounting Policies and Estimates to our audited financial statements, included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The terms of the options are described under the Outstanding Equity Awards at Fiscal Year-End Table below.
6)	Represents cash payments made to the named executive officers in 2022 after achieving performance goals set for 2021 under the Company’s unwritten cash bonus plan. No payments were paid pursuant to this plan during 2022. The Company’s unwritten cash bonus plan is described below.
7)	The amounts in the "All Other Compensation" column reflect life insurance premiums paid by the Company for benefit of each NEO in 2022.
8)	Includes Company contribution to the Schwazze 401(K) Plan dated January 1, 2022.

Outstanding Equity Awards at Fiscal-Year End

The following table discloses information regarding outstanding option equity awards as of December 31, 2022 for each of our named executive officers.

	Outstanding Equity Awards
	Option Awards

	Number of	Number of
	Securities	Securities
	Underlying	Underlying		Option
	Unexercised	Unexercised		Exercise	Option
	(#)	Options (#)		Price	Expiration
Name	Exercisable	Unexercisable		($)	Date
Justin Dye	1,500,000	500,000	(1)	1.26	12/5/2029
Nirup Krishnamurthy	300,000	—		1.26	6/5/2029
	150,000	150,000	(2)	1.26	3/5/2030
	200,000	200,000	(3)	1.26	12/15/2030
	—	200,000	(4)	1.24	10/12/2032
Daniel Pabon	412,500	137,500	(5)	1.26	9/2/2029
	50,000	50,000	(6)	1.26	3/27/2030

(1)	Mr. Dye’s options vest in four equal installments beginning on December 5, 2020 and on the following three anniversaries thereafter.
(2)	Mr. Krishnamurthy’s options vest in two equal installments beginning on June 4, 2022 and on the following anniversary thereafter.
(3)	Mr. Krishnamurthy’s options vest in four equal installments beginning on December 15, 2021 and on the following three anniversaries thereafter.
(4)	Mr. Krishnamurthy’s options vest in four equal installments beginning on October 12, 2023 and on the following three anniversaries thereafter.
(5)	Mr. Pabon’s options vest in four equal installments beginning on September 2, 2020 and on the following three anniversaries thereafter.
(6)	Mr. Pabon’s options in four equal installments beginning on March 27, 2021 and on the following three anniversaries thereafter.

Employment Agreements

We have entered into employment agreements with each of our NEOs.

Employment Agreement with Justin Dye

We entered into an employment agreement with Mr. Dye effective December 5, 2019, as amended on June 14, 2021 (the “Dye Employment Agreement”). The initial term of the Dye Employment Agreement was for one year, after which the agreement automatically renews for successive one-year terms unless either party provides at least 30 days’ notice prior to the expiration of the applicable term of its intention not to renew the agreement. Under the Dye Employment Agreement, Mr. Dye is entitled to compensation as follows: (i) an annual base salary of $350,000, subject to periodic discretionary increases, (ii) an option to purchase 2,000,000 shares of Company common stock (upon entering into the original employment agreement), which vests in equal annual installments over four years, and (iii) bonus eligibility under the Company’s unwritten cash bonus plan. Mr. Dye is entitled to receive benefits paid to similarly situated employees, which include participation in retirement, health, disability and vacation plans. Mr. Dye is entitled to receive severance benefits upon termination of employment as described below under “Potential Payments upon Termination or Change in Control.”

Employment Agreement with Daniel Pabon

We entered into an employment agreement with Mr. Pabon effective August 12, 2019, as amended on June 14, 2021 (the “Pabon Employment Agreement”). The term of the Pabon Employment Agreement is continuous until terminated in accordance with the terms of the Pabon Employment Agreement. Under the Pabon Employment Agreement, Mr. Pabon is entitled to compensation as follows: (i) an annual base salary of $250,000 and (ii) an option to purchase 550,000 shares of Company common stock (upon entering into the original employment agreement), which vests in equal annual installments over four years, and (iii) bonus eligibility under the Company’s unwritten cash bonus plan. Mr. Pabon is entitled to receive benefits paid to similarly situated employees, which include participation in retirement, health, disability and vacation plans. Mr. Pabon is entitled to receive severance benefits upon termination of employment as described below under “Potential Payments upon Termination or Change in Control.”

Employment Agreement with Nirup Krishnamurthy

We entered into an employment agreement with Mr. Krishnamurthy effective March 1, 2020, as amended on June 14, 2021, and October 12, 2022 (the “Krishnamurthy Employment Agreement”). The term of the Krishnamurthy Employment Agreement is continuous until terminated in accordance with the terms of the Krishnamurthy Employment Agreement. Under the Krishnamurthy Employment Agreement, Mr. Krishnamurthy is entitled to compensation as follows: (i) an annual base salary of $325,000, (increased from $300,000 on October 12, 2022), subject to periodic discretionary increases, (ii) two options to purchase 300,000 shares of Company common stock (upon entering into the original employment agreement), with each grant vesting sequentially in equal two year installments for an aggregate vesting period four years in the aggregate across both grants, (iii) an option to purchase 400,000 shares of Company common stock, which vests in equal installments over four years, (iv) 200,000 shares of Company common stock (upon entering into the second amendment to the Krishnamurthy Employment Agreement), which vests in equal installments over four years, and (v) bonus eligibility under the Company’s unwritten cash bonus plan. Mr. Krishnamurthy is entitled to receive benefits paid to similarly situated employees, which include participation in retirement, health, disability and vacation plans. Mr. Krishnamurthy is entitled to receive severance benefits upon termination of employment as described below under “Potential Payments upon Termination or Change in Control.”

Potential Payments upon Termination or Change in Control

Each of the Company’s employment agreements with its NEOs provide for payments and benefits in the event of termination of employment in certain circumstances and upon a Change in Control (as defined therein). Under the employment agreements, each NEO is entitled to severance as follows if he or she is terminated without Cause (as defined therein): (i) 12 months gross salary payable in accordance with the normal payroll practice of the Company as if such NEO was employed by the Company during this time, (ii) any earned but unpaid bonuses, (iii) the number of shares of Company common stock that would have vested through the next anniversary of the effective date of the employment agreement, and (iv) reimbursement for Company-sponsored benefits under the employment agreement for one year after termination. Upon a Change in Control, the employment agreements provide for 100% acceleration and vesting of the options granted thereunder.

Unwritten Cash Bonus Plan

On June 14, 2021, the Board’s Compensation Committee approved and adopted an unwritten cash bonus plan, effective beginning in the Company’s fiscal year ending December 31, 2021, which remains in place.

Under the bonus plan, the Company will pay cash bonuses to manager-level and above employees if the Company (i) achieves at least 90% of a specified earnings before depreciation and amortization target (the “EBITDA Target”) for the applicable fiscal year (the “EBITDA Bonus”), or (ii) entered into binding agreement for or consummated, acquisitions of dispensaries, cultivation facilities or other cannabis-related assets, directly or indirectly, for the applicable fiscal year (the “M&A Bonus”).

The EBITDA Bonus payments will range from 10% to 200% of the applicable officer’s salary depending on the percentage of the EBITDA Target the Company achieves, as follows:

Target Percentage Achieved	Bonus Payment Percentage
90%	10%
100%	20%
105%	30%
110%	40%
115%	60%
120%	80%
125%	100%
130%	125%
135%	150%
140%	175%
145%	200%

Under the M&A Bonus, officers were eligible to receive up to 25% of the applicable officer’s salary depending on the proportion of a stated target amount of acquisitions the Company entered into or consummated during 2021. The Company exceeded the stated target amount of acquisitions for 2021, and, as a result, the Company paid the full M&A Bonus to the eligible officers in 2022. Neither the M&A Bonus targets nor the EBITDA Target were met in 2022, and the Company did not pay any bonuses pursuant to the unwritten bonus plan in 2023 for 2022 performance.

Securities Authorized for Issuance under Equity Compensation Plans

Number of
securities
remaining
available for
	Number of		future issuance
	securities to be	Weighted-	under the
	issued upon	average exercise	equity
	exercise of	prices of	compensation
	outstanding	outstanding	plans (excluding
	options,	options,	securities
	warrants and	warrants and	reflected in
Plan Category	rights	rights	column (a))
	(a)	(b)
Equity compensation plans approved by security holders	12,186,500	$1.43	5,293,190

Equity compensation plans not approved by security holders	2,000,000	$1.49	—
Total	—		—

The Medicine Man Technologies, Inc. 2017 Equity Incentive Plan, as amended (the “Plan”), is intended to promote the best interests of the Company and its stockholders by assisting the Company in the recruitment and retention of persons with ability and initiative and providing an incentive to such persons to contribute to the growth of the Company’s business. The Company is authorized to make awards of up to an aggregate of 18,500,000 shares of the Company’s common stock under the Plan. The Company is authorized to make such awards of shares of common stock, shares of restricted stock, appreciation rights, deferred shares, performance shares, incentive stock options, nonqualified stock options under the Plan. Eligible persons under the Plan include employees, directors and consultants of the Company or any affiliate of the Company. Unless earlier terminated, the Plan will terminate in 2027.

Under two separate Securities Purchase Agreements the Company has entered into with Dye Cann II and CRW, respectively, for as long as Dye Cann II or CRW, as the case may be, holds any shares of Series A Preferred Stock, the Company may not have issued and outstanding awards under any equity incentive plan for the issuance of shares of common stock representing approximately 12% of the then-issued and outstanding shares of common stock (calculated on an as-converted, fully-diluted basis, excluding warrants) in the aggregate.

In addition, the Company granted an option award outside of the Plan to one of its former officers to purchase an aggregate of 2,000,000 shares of common stock at an exercise price of $1.49 per share. The option award is fully vested and expires September 8, 2024.

Pay versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following table and related disclosures.

					Total Shareholder
			Avg Summary Comp	Avg Comp actually	Return (based on
	Summary Comp	Comp actually paid	Table Total for Non-	paid to non-PEO	initial fixed value
	Table Total for PEO	to PEO	PEO NEOs	NEOs	of $100)	Net Income (Loss)
Year	($) (1)	($) (2) (3)	($) (1)	($) (2) (3)	($) (4)	($)
2022	350,886	177,386	383,573	391,167	95.03	(18,467,615)
2021	465,992	227,992	376,993	719,900	121.48	14,519,130

(1)	Mr. Dye was the principal executive officer (“PEO”) and Messrs. Krishnamurthy and Pabon were the non-PEO NEOs for each of the fiscal years presented. Amounts in this column represent the total compensation paid to our PEO in each listed fiscal year as shown in our Summary Compensation Table or, for our NEOs other than our PEO, the average amount of the total compensation paid to our NEOs as shown in the "Total" column of our Summary Compensation Table for the applicable fiscal year.
(2)	Compensation actually paid represents the "Total" compensation reported in the Summary Compensation Table for the applicable fiscal year adjusted for changes in fair value of option awards. Amounts are calculated in accordance with Item 402(v) and do not reflect actual amounts of compensation paid to the PEO and other non-PEO NEOs. See table below for detail of amounts deducted and added to the Summary Compensation Table figure to calculate compensation actually paid.

	2022		2021
	PEO ($)	Average of non-PEO NEOs ($)	PEO ($)	Average of non-PEO NEOs ($)
Total Compensation as reported on Summary Compensation Table	350,886	383,573	465,992	376,993
Fair value of outstanding and unvested award as of the covered fiscal year	0	138,300	0	0
Change in fair value from end of prior fiscal year of awards made in prior fiscal years that were unvested at end of covered fiscal year	(180,000)	(129,425)	(423,000)	125,763
Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during or at end of covered fiscal year	6,500	(1,281)	185,000	217,144

Compensation Actually Paid	177,386	391,167	227,992	719,900

(3)	In calculating compensation actually paid, we determined the fair value of outstanding, vested and forfeited equity awards in the applicable year in accordance with SEC rules for Compensation actually paid and computed in a manner consistent with the ASC 718 fair valuation methodology used to account for stock-based payments for financial accounting purposes consistent with GAAP. Stock options are valued using a Black Scholes model as at the relevant measurement date, using assumptions consistent with those used for the grant date fair value purposes.
(4)	Total Shareholder Return is calculated assuming a fixed investment of $100 measured from the market close on December 31, 2020 through and including the end of the fiscal year for each year presented.

The following graphs present the relationship between the PEO and average non-PEO NEO’s compensation to the Company’s total shareholder return and net income.

Director Compensation Policy

The Board has adopted the following director compensation policy: (i) non-executive directors not employed by the Company outside of his or her capacity as a director receive annual compensation of $70,000 payable in shares of Company common stock and $35,000 payable in cash or shares of Company common stock at the election of the recipient; (ii) the chair of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee receives annual compensation of $12,000, $8,000, and $5,000, respectively, payable in shares of Company common stock; and (iii) the Lead Independent Director receives annual compensation of $100,000 payable in shares of Company common stock. Directors who are appointed mid-term to fill vacancies receive pro-rata compensation for the time served during his or her partial term. The Company does not compensate its executive officers and individuals who are otherwise employed by the Company for service on the Board.

The Company paid its directors in accordance with the above policy for the year ended December 31, 2022.

Director Compensation Table

The following provides compensation information for the year ended December 31, 2022 for our non-executive directors.

	Fees Earned
	or Paid in	Stock		Option	All Other
	Cash	Awards		Awards	Compensation		Total
Name	($)	($)		($)	($)		($)
Jonathan Berger	—	230,003	(5) (6)	—	—		230,003
Jeffrey Cozad	—	105,002	(6)	—	12,500	(10)	117,502
Jeffrey Garwood	—	105,002	(6)	—	—		105,002
Paul Montalbano	—	105,002	(6)	—	—		105,002
Pratap Mukharji	—	105,002	(6)	—	—		105,002
Marc Rubin (1)	—	18,154	(7)	—	12,500	(10)	30,654
Brian Ruden (2)	35,000	70,002	(8)	—	—		105,002
Bradley Stewart (3)	—	—		—	—		—
Salim Wahdan (4)	—	42,887	(9)	—	34,785	(11)	77,672

(1)	Mr. Rubin was appointed as a director in October 2022.
(2)	Mr. Ruden resigned as a director in October 2022.
(3)	Mr. Stewart was appointed as a director in March 2023.
(4)	Mr. Wahdan resigned as a director in March 2023.
(5)	Stock awards calculated based on (i) 19,085 shares of common stock at a price of $1.31 for service as chair of each committee of the Board, and (ii) 102,355 shares of common stock at a price of $0.977 for service as Lead Independent Director of the Board.
(6)	Stock awards calculated based on (i) 40,463 shares of common stock at a price of $1.73 and (ii) 22,728 shares of common stock at a price of $1.54 for service as a director.
(7)	Stock awards calculated based on 18,154 shares of common stock at a price of $1.03, a pro rata portion of annual director compensation for service as a director for a portion of 2022, which was issued to Mr. Rubin in 2023.
(8)	Stock awards calculated based on (i) 20,232 shares of common stock at a price of $1.73 and (ii) 22,728 shares of common stock at a price of $1.54 for service as a director.
(9)	Stock awards calculated based on (i) 14,584 shares of common stock at a price of $1.54 and (ii) 15,586 shares of common stock at a price of $1.31, a pro rata portion of annual director compensation for service as a director for the period of time for which Mr. Wahdan was not employed by the Company.
(10)	Represents $25,000 monitoring fee paid to CRW during 2022, which was split equally by Messrs. Cozad and Rubin as co-managers of CRW.
(11)	Represents compensation for service as a store manager paid to Mr. Wahdan during 2022. Mr. Wahdan served as store manager of one of the Company's retail stores until May 10, 2022.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Transactions with Justin Dye and Entities Affiliated with Justin Dye

The Company has participated in several transactions involving Dye Capital, Dye Cann I and Dye Cann II. Justin Dye, the Company’s Chief Executive Officer, one of its directors, and the largest beneficial owner of common stock and Series A Preferred Stock, controls Dye Capital and Dye Capital controls Dye Cann I and Dye Cann II. Dye Cann I is the largest holder of the Company’s outstanding common stock. Dye Cann II is a significant holder of our Series A Preferred Stock. Mr. Dye has sole voting and dispositive power over the securities held by Dye Capital, Dye Cann I, and Dye Cann II.

The Company entered into a Securities Purchase Agreement (as amended, the “Dye Cann II SPA”) with Dye Cann II on November 16, 2020 pursuant to which the Company agreed to sell to Dye Cann II shares of Series A Preferred Stock in one or more tranches at a price of $1,000 per share. The terms of the Dye Cann II SPA are disclosed in the Company’s Current Report on Form 8-K filed on December 23, 2020. The Company and Dye Cann II entered into an amendment to the Dye Cann II SPA on December 16, 2020, a second amendment to the Dye Cann II SPA on February 3, 2021, and a third amendment to the Dye Cann II SPA on March 30, 2021. The Company issued and sold to Dye Cann II 7,700 shares of Series A Preferred Stock on December 16, 2020, 1,450 shares of Series A Preferred Stock on December 18, 2020, 1,300 shares of Series A Preferred Stock on December 22, 2020, 3,100 shares of Series A Preferred Stock on February 3, 2021, 3,800 shares of Series A Preferred Stock on March 2, 2021 and 4,000 shares of Series A Preferred Stock on March 30, 2021. As a result, the Company issued and sold an aggregate of 21,350 shares of Series A Preferred Stock to Dye Cann II for aggregate gross proceeds of $21,350,000.

The Company granted Dye Cann II certain demand and piggyback registration rights with respect to the shares of common stock issuable upon conversion of the Series A Preferred Stock under the Dye Cann II SPA. Further, the Company granted Dye Can II the right to designate one or more individuals for election or appointment to the Board and Board observer rights.

On December 16, 2020, the Company entered into a Secured Convertible Note Purchase Agreement with Dye Capital and issued and sold to Dye Capital a Convertible Note and Security Agreement in the principal amount of $5,000,000. On February 26, 2021, Dye Capital elected to convert the $5,000,000 principal amount and the $60,250 of accrued but unpaid interest under the Convertible Promissory Note and Security Agreement under its terms and Dye Capital and the Company entered into a Conversion Notice and Agreement pursuant to which the Company issued 5,060 shares of Series A Preferred Stock to Dye Capital and also paid Dye Capital $230.97 in cash in lieu of issuing any fractional shares of Series A Preferred Stock upon conversion.

For the year ended December 31, 2021 and December 31, 2022, the Company recorded expenses of $214,908 and $382,622, respectively, for amounts owed to Tella Digital. Tella Digital provides on-premise digital experience solutions for our retail dispensary locations.  Mr. Dye is an indirect partial owner and serves as Chairman of Tella Digital.

Transactions with Entities Affiliated with Nirup Krishanmurthy

For the year ended December 31, 2021 and December 31, 2022, the Company recorded expenses of $214,908 and $382,622, respectively, for amounts owed to Tella Digital. Tella Digital provides on-premises digital experience solutions for our retail dispensary locations. Mr. Krishnamurthy, the Company’s President and one of its directors, is an indirect partial owner of Tella Digital.

Transactions with Jeffrey Cozad and Entities Affiliated with Jeffrey Cozad

On February 26, 2021, the Company entered into a Securities Purchase Agreement (the “CRW SPA”) with CRW pursuant to which the Company issued and sold 25,350 shares of Series A Preferred Stock to CRW at a price of $1,000 per share for aggregate gross proceeds of $25,350,000. The transaction made CRW a beneficial owner of more than 5% of the Company’s common stock. The Company granted CRW certain demand and piggyback registration rights with respect to the shares of common stock issuable upon conversion of the Series A Preferred Stock under the CRW SPA. On the same date, the Company entered into a letter agreement with CRW, granting CRW the right to designate one individual for election or appointment to the Board and Board observer rights. Under the letter agreement, for as long as CRW has the right to designate a Board member, if the Company, directly or indirectly, plans to issue, sell or grant any securities or options to purchase any of its securities, CRW has a right to purchase its pro rata portion of such securities, based on the number of shares of Series A Preferred Stock beneficially held by CRW on the applicable date on an as-converted to common stock basis divided by the total number of shares of common stock outstanding on such date on an as-converted, fully-diluted basis (taking into account all outstanding securities of the Company regardless of whether the holders of such securities have the right to convert or exercise such securities for common stock at the time of determination). Further, under the letter agreement, the Company paid CRW Capital, LLC, the sole manager of CRW and a holder of a carried interest in CRW, a monitoring fee equal to $150,000 in monthly installments of $12,500. The Company paid CRW a monitoring fee of $125,000 during 2021 and $25,000 in monitoring fees during 2022. On March 14, 2021, the Board appointed Jeffrey A. Cozad as a director to fill a vacancy on the Board. Mr. Cozad is a manager and owns 50% of CRW Capital, LLC, and he shares voting and disposition power over the shares of Series A Preferred Stock held by CRW. Mr. Cozad and his family members indirectly own membership interests in CRW.

On December 7, 2021, the Company entered into a Securities Purchase Agreement with Cozad Investments, L.P. pursuant to which the Company issued an Investor Note in the aggregate principal amount of $250,000 to Cozad Investments, L.P. for $245,000 in cash. The Investor Note bears interest at 13% per year payable quarterly commencing March 31, 2022 in cash for an amount equal to the amount payable on such date as if the Investor Note was subject to an annual interest rate of 9% with the remainder of the accrued interest payable as an increase to the principal amount of the Note. Mr. Cozad is a manager of CRW, majority owner of Cozad Investments, L.P, and a member of the Board.

Transactions with Marc Rubin and Entities Affiliated with Marc Rubin

On February 26, 2021, the Company entered into the CRW SPA with CRW, of which Marc Rubin is a beneficial owner. Pursuant to the CRW SPA, the Company issued and sold 25,350 shares of Series A Preferred Stock to CRW at a price of $1,000 per share for aggregate gross proceeds of $25,350,000. The transaction made CRW a beneficial owner of more than 5% of the Company’s common stock. The Company granted CRW certain demand and piggyback registration rights with respect to the shares of common stock issuable upon conversion of the Series A Preferred Stock under the CRW SPA. Effective February 4, 2022, the Company registered the resale of the shares of common stock issuable upon conversion of the Series A Preferred Stock on a Form S-3. Also on February 26, 2021, the Company entered into a letter agreement with CRW, granting CRW the right to designate one individual for election or appointment to the Board and Board observer rights. Under the letter agreement, for as long as CRW has the right to designate a Board member, if the Company, directly or indirectly, plans to issue, sell or grant any securities or options to purchase any of its securities, CRW has a right to purchase its pro rata portion of such securities, based on the number of shares of Series A Preferred Stock beneficially held by CRW on the applicable date on an as-converted-to-common-stock basis divided by the total number of shares of common stock outstanding on such date on an as-converted, fully-diluted basis (taking into account all outstanding securities of the Company regardless of whether the holders of such securities have the right to convert or exercise such securities for common stock at the time of determination). Further, under the letter agreement, the Company paid CRW Capital, LLC, the sole manager of CRW and a holder of a carried interest in CRW, a monitoring fee equal to $125,000 in 2021 and total monitoring fees of $25,000 in 2022. Mr. Rubin is a manager and 50% owner of CRW Capital, LLC, and he shares voting and disposition power over the shares of Series A Preferred Stock held by CRW. In October 2022, the Board appointed Mr. Rubin as a director to fill a vacancy on the Board.

On December 7, 2021, the Company entered into a Securities Purchase Agreement with The Rubin Revocable Trust U/A/D 05/09/2011 (the “Rubin Revocable Trust”) pursuant to which the Company issued an Investor Note in the aggregate principal amount of $100,000 to the Rubin Revocable Trust for $98,000 in cash. The Investor Note bears interest at 13% per year payable quarterly commencing March 31, 2022 in cash for the amount equal to the amount payable on such date as if the Investor Note was subject to an annual interest rate of 9% with the remainder of the accrued interest payable as an increase to the principal amount of the Note. Mr. Rubin is the majority owner of the Rubin Revocable Trust.

Transactions with Jeffrey Garwood

On December 7, 2021, the Company entered into a Securities Purchase Agreement with Jeff Garwood pursuant to which the Company issued an Investor Note in the aggregate principal amount of $300,000 to Mr. Garwood for $294,000 in cash. The Investor Note bears interest at 13% per year paid quarterly commencing March 31, 2022 in cash for an amount equal to the amount payable on such date as if the Note was subject to an annual interest rate of 9% with the remainder of the accrued interest payable as an increase to the principal amount of the Note. Mr. Garwood is a member of the Board.

Transactions with Pratap Mukharji

On December 7, 2021, the Company entered into a Securities Purchase Agreement with Pratap Mukharji pursuant to which the Company issued an Investor Note in the aggregate principal amount of $200,000 to Mr. Mukharji for $196,000 in cash. The Investor Note bears interest at 13% per year paid quarterly commencing March 31, 2022 in cash for an amount equal to the amount payable on such date as if the Note was subject to an annual interest rate of 9% with the remainder of the accrued interest payable as an increase to the principal amount of the Note. Mr. Mukharji is a member of the Board.

Transactions with Star Buds Parties

The Company has participated in several transactions involving entities owned or affiliated with one or more of its directors or 5% or greater beneficial owners that are affiliated with Star Buds and/or the Star Buds Acquisitions. These individuals include: (i) Brian Ruden, a former director of the Company as of October 2022, and a beneficial owner of 10% or more of the Company’s voting stock, (ii) Salim Wahdan, a director of the Company as of December 31, 2022, and (iii) Naser Joudeh and Shadhaa Ramadan, jointly as the beneficial owner of 10% or more of the Company’s voting stock (the “Joudeh Owners” and together with Brian Ruden and Salim Wahdan, the “Star Buds Affiliates”). Each of Brian Ruden, Salim Wahdan, and the Joudeh Owners had an ownership stake in the Star Buds companies acquired by the Company between December 2021 and May 2022.

Between December 17, 2020 and March 2, 2021, the Company’s wholly-owned subsidiary SBUD LLC acquired Star Buds assets. The aggregate purchase price for the Star Buds assets was $118,000,000, paid as follows: (i) $44,250,000 in cash at the applicable closings, (ii) $44,250,000 in deferred cash, also referred to in this report as “seller note(s),” (iii) 29,506 shares of Series A Preferred Stock, of which 25,078 shares were issued at the applicable closings and 4,428 shares were held back by the Company as collateral for potential indemnification obligations pursuant to the applicable purchase agreements. In addition, the Company issued warrants to purchase an aggregate of 5,531,250 shares of common stock to the sellers. Each Party’s interests in the seller notes is as follows: (i) Brian Ruden: 31%, (ii) Salim Wahdan: 3.5%, and (iii) the Joudeh Owners: 28%. The Company issued warrants to purchase an aggregate of (i) 1,715,936 shares of common stock to Mr. Ruden, (ii) 193,929 shares of commons stock to Mr. Wahdan, and (iii) 1,522,457 shares of common stock to the Joudeh Owners.

As of December 31, 2021, the Company (i) owed an aggregate principal amount of $44,250,000 under the seller notes, (ii) paid an aggregate of $4,780,887 in interest on the seller notes, and (iii) held 4,428 shares of Series A Preferred Stock in escrow as collateral for potential indemnification obligations pursuant to the applicable purchase agreements.

As of December 31, 2022, the Company (i) owed an aggregate principal amount of $44,250,00 under the seller notes, (ii) paid an aggregate of $5,310,000 in interest on the seller notes, and (iii) held 944 shares of Series A Preferred Stock in escrow as collateral for potential indemnification obligations pursuant to the applicable purchase agreements.

In connection with acquiring the Star Buds assets the Company also assumed and acquired a number of leases for which one or more of the Star Buds Affiliates serve as landlord or maintain an ownership interest in the landlord entity. The Company has entered into a lease with each of 428 S. McCulloch LLC, Colorado Real Estate Holdings LLC, 5844 Ventures LLC, 5238 W 44th LLC, 4690 Brighton Blvd LLC, 14655 Arapahoe LLC and Montview Real Estate LLC, on substantially the same terms. Each of the leases is for an initial three-year term. The lease with 428 S. McCulloch LLC is for the Company’s Pueblo West Star Buds location and was effective on December 17, 2020. The leases with Colorado Real Estate Holdings LLC and 5844 Ventures LLC is for the Company’s Niwot and Commerce City Star Buds location, respectively, and was effective on December 18, 2020. The lease with 5238 W 44th LLC is for the Company’s Lakeside

Star Buds location and was effective on February 3, 2021. The lease with 4690 Brighton Blvd LLC is for the Company’s Brighton store in north Denver and was effective on February 3, 2021. The lease with 14655 Arapahoe LLC and Montview Real Estate LLC is for the Company’s Arapahoe and Aurora locations, respectively, and was effective on March 2, 2021. The 428 S McCulloch LLC, 5844 Ventures LLC and 5238 W 44th LLC provides for a monthly rent payment of $5,000 with an aggregate of $180,000 during the initial term of the leases. The Colorado Real Estate Holdings LLC lease provides for a monthly rent payment of $6,779 with an aggregate of $244,044 during the initial term of the lease. The 14655 Arapahoe LLC lease provides for a monthly rent payment of $12,367 with an aggregate of $445,212 during the initial term of the lease. The Montview Real Estate LLC lease provides for a monthly rent of $6,250 with an aggregate of $225,000 during the initial term of the lease. The Brighton Blvd LLC lease provides for a monthly rent payment of $7,250 with an aggregate of $261,000 during the initial term of the lease. For the year ended December 31, 2021, SBUD LLC made aggregate rental payments of $449,297 to such landlords. For the year ended December 31, 2022, SBUD LLC made aggregate payments of $571,752 to such landlords. In addition, SBUD LLC must pay each landlord’s expenses and disbursements incurred in connection with the ownership, operation, maintenance, repair and replacement of the premises. SBUD LLC has the option to renew each lease for two additional three-year terms with escalation. The Company has an option to purchase the premises at fair market value at any time during the lease term and also has a right of first refusal if the landlords desire to sell the premises to a third party.

On December 17, 2020, SBUD LLC entered into a Trademark License Agreement with Star Brands LLC under which Star Brands LLC licenses certain trademarks to SBUD LLC effective as of the closing of the acquisitions of all of the Star Buds assets. SBUD LLC has no payment obligation under this agreement. Mr. Ruden and Mr. Joudeh are  part-owners of Star Brands LLC.

In connection with the Star Buds Acquisitions, the Company granted Mr. Ruden and Mr. Joudeh the right to designate two or three individuals for election or appointment to the Board, depending on the size of the Board at a given time.

Procedures for Approval of Related Party Transactions

Related party transactions are subject to the advance review and approval of the Audit Committee and/or the full Board, with advice from outside counsel. In its review, the Audit Committee and/or Board is provided with full disclosure of the parties involved in the transaction, the nature of any financial and/or other conflicting interests relevant to such transaction, and considers the relationships amongst the parties and members of our Board and executive officers. To the extent members of our Board have a material pecuniary interest in a proposed action before the Board, the director(s) with such pecuniary interest recuses himself from voting on such action(s).

PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT OF BF BORGERS, CPA P.C. AS INDEPENDENT PUBLIC ACCOUNTANT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023

The Board has appointed BF Borgers, CPA P.C. as our independent registered public accounting firm for the year ending December 31, 2023. BF Borgers, CPA P.C. has been our independent registered public accounting firm since 2016. A representative of BF Borgers, CPA P.C. is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and respond to appropriate questions as time permits.

Stockholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or otherwise. However, our Board is submitting the appointment of BF Borgers, CPA P.C. to the stockholders for ratification as a matter of what we consider to be good corporate practice. Even if the appointment is ratified, our Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the best interest of the Company and its stockholders.

The following table sets forth the aggregate fees billed by our independent registered accounting firm for the fiscal years ended December 31, 2022 and December 31, 2021. These fees are categorized as audit fees, audit-related fees, tax fees, and all other fees. The nature of the services provided in each category is described in the table below.

	2022	2021
Audit fees	$758,000	$165,200
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total Fees	$758,000	$165,200

Audit fees. Consists of fees billed for professional services rendered for the audit of the annual consolidated financial statements and review of the quarterly interim consolidated financial statements. These fees also include the review of registration statements and the delivery of consents in connection with registration statements and other SEC filings including audited financial statements requiring auditor consent.

The Audit Committee of our Board has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit services provided by BF Borgers, CPA P.C. in 2022 and 2021 consistent with the Audit Committee’s responsibility for engaging our independent auditors. The Audit Committee also considered whether previous non-audit services rendered by our independent registered public accounting firm are compatible with such auditor maintaining independence. The Audit Committee has determined that the rendering of such services is compatible with BF Borgers, CPA P.C. maintaining its independence.

Vote Required

The affirmative vote of a majority of the shares of stock present and entitled to vote at a meeting of stockholders at which a quorum is present is necessary to ratify the appointment of the Company’s independent public accountant, with the holders of our common stock and the holders of our Series A Preferred Stock (which vote on an as-converted-to-common-stock basis) voting together as a single class. Abstentions will have the same effect as a vote AGAINST this proposal. Banks, brokers or other nominees have authority to vote customers’ unvoted shares held by them in street name for this proposal. If a broker does not exercise this authority, such broker non-votes will have the same effect as a vote AGAINST this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BF BORGERS, CPA P.C. AS OUR INDEPENDENT PUBLIC ACCOUNTANT

PROPOSAL NO. 3 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, enables our stockholders to vote to approve, on an advisory, basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the Commission’s rules commonly referred to as a “say-on-pay” vote.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement, in accordance with the compensation disclosure rules of the Commission. The “say-on-pay” vote is advisory, which means that the vote is not binding on the Company, the Board, or the Compensation Committee. Although the vote is non-binding, the Compensation Committee and the Board value your opinions and will review the voting results in connection with their ongoing evaluation of our compensation philosophy and compensation decisions. Subject to adoption by the Board of a different frequency for an advisory vote on executive compensation in accordance with the recommendation of the Company’s stockholders pursuant to Proposal No. 4 herein or otherwise, the Company currently expects to hold future advisory votes on executive compensation every year, and the next “say-on-pay” vote is expected to occur at the 2024 Annual Meeting of Stockholders.

Please see “Executive Compensation” above for additional details about our executive compensation programs, including information about the 2022 and 2021 compensation of our named executive officers.

We are asking our stockholders to vote on the following resolution:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the 2022 Summary Compensation Table and the other related tables and disclosures.

VOTE REQUIRED

The affirmative vote of a majority of the shares of stock present and entitled to vote at a meeting of stockholders at which a quorum is present is necessary to approve, on a non-binding, advisory basis, the compensation of our named executive officers, with the holders of our common stock and the holders of our Series A Preferred Stock (which vote on an as-converted-to-common-stock basis) voting together as a single class. Abstentions will have the same effect as a vote AGAINST this proposal. Banks, brokers or other nominees have authority to vote customers’ unvoted shares held by them in street name for this proposal. If a broker does not exercise this authority, such broker non-votes will have the same effect as a vote AGAINST this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS OF THIS PROXY STATEMENT, THE ACCOMPANYING COMPENSATION TABLES AND RELATED NARRATIVE DISCLOSURE OF THIS PROXY STATEMENT.

PROPOSAL NO. 4 - ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast an advisory vote on whether advisory votes on executive compensation should be held every one, two or three years. The vote is advisory, which means that the vote is not binding on the Company, the Board, or the Compensation Committee.  However, the Board will take into account the voting results when considering the frequency of future say-on-pay votes. Stockholders have an opportunity to cast an advisory vote on the frequency of say-on-pay votes at least every six years. The next advisory vote on the frequency of future advisory votes to approve executive compensation is expected to occur at the 2029 Annual Meeting of Stockholders.

Although the Board recommends that the vote on executive compensation be taken every year, the Company’s stockholders will be able to specify one of four choices for the frequency of the vote on executive compensation as follows: (i) one year, (ii) two years, (iii) three years, or (iv) abstain. Stockholders are not voting to approve or disapprove of the Board’s recommendation.

The option of one year, two years, or three years that receives the highest number of votes cast by the Company’s stockholders will be the frequency for the advisory vote on executive compensation that has been selected by the Company’s stockholders.  However, because this vote is advisory and will not be binding on the Board or the Company, the Board may decide that it is in the best interests of the Company’s stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by the Company’s stockholders.

The board unanimously recommends a vote for “ONE YEAR” on the advisory, non-binding proposal regarding the frequency of the stockholder vote on compensation of our executive officers.

OTHER MATTERS

As of the date of this proxy statement, the Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment and in the discretion of the persons voting the proxies if permitted by applicable law.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V14069-P93528 1b. Nirup Krishnamurthy Nominees: 1a. Justin Dye 1c. Pratap Mukharji 1d. Marc Rubin The Board of Directors recommends you vote FOR proposal 2 and proposal 3, and 1 YEAR on proposal 4. 2. To ratify the appointment of BF Borgers, CPA P.C. as our independent public accountant for the fiscal year ending December 31, 2023; 3. To consider and act upon an advisory, non-binding vote on the compensation of the company’s named executive officers as disclosed in the proxy statement; and 4. To consider and act upon an advisory, non-binding vote on the frequency that the company will hold an advisory stockholder vote to approve the compensation of the company’s named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1. To elect as Class B directors the nominees named in the proxy statement; For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. MEDICINE MAN TECHNOLOGIES, INC. D/B/A SCHWAZZE The Board of Directors recommends you vote FOR the following: MEDICINE MAN TECHNOLOGIES, INC. D/B/A SCHWAZZE 4880 HAVANA ST., SUITE 201 DENVER, CO 80239 ! ! ! 1 Year 2 Years 3 Years Abstain ! ! ! ! VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 21, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 21, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V14070-P93528 MEDICINE MAN TECHNOLOGIES, INC. D/B/A SCHWAZZE Annual Meeting of Stockholders June 22, 2023 9:00 AM MDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Christine Jones and Daniel Pabon, as proxy, with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MEDICINE MAN TECHNOLOGIES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM MDT on June 22, 2023, at Schwazze Headquarters, 4880 Havana St., Suite 201, Denver, CO 80239 and any adjournment or postponement thereof. This proxy, when properly executed, will be as directed, or, if no direction is given, will be voted FOR all nominees listed in Proposal 1, FOR Proposal 2 and Proposal 3, and 1 YEAR on Proposal 4. The proxies are authorized to vote in accordance with the Board of Directors' recommendations upon such other business not known as may properly come before the Annual Meeting or any adjournment or postponement thereof. Continued and to be signed on reverse side